Exhibit 10.11

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of December 19, 2024 (this “Amendment No. 1”), is by and among FRONTVIEW OPERATING PARTNERSHIP LP (the “Company”), FVR SUBSIDIARY OP LP (the “Subsidiary OP”, and together with the Company, the “Borrowers”), JPMORGAN CHASE BANK, N.A., as agent for the Lenders under the Credit Agreement defined below (in such capacity, together with its permitted successors in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., in its individual capacity and not as Administrative Agent, and the other Lenders signatory hereto. Reference is made to that certain Credit Agreement, dated as of September 6, 2024, by and among the Company, the Lenders referenced therein from time to time party thereto and the Administrative Agent (such agreement, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), as modified by that certain Waiver to Credit Agreement dated as of September 26, 2024 (the “Waiver Agreement”) among the Company, the Administrative Agent and the Lenders. Capitalized terms used herein without definition shall have the same meanings as set forth in the Amended Credit Agreement (as defined below).

RECITALS

WHEREAS, the Company has requested that the Lenders make certain amendments to the Credit Agreement in order to add the Subsidiary OP as a borrower thereunder, and the Lenders party hereto constituting all of the Lenders are willing to make the requested amendments as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each of the parties hereto hereby agree as follows:

SECTION 1. AMENDMENTS TO CREDIT Agreement. As of the Amendment Effective Date (as defined in Section 6 hereof), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto.

SECTION 2. JOINDER TO CREDIT AGREEMENT. By executing and delivering this Amendment No. 1, from and after the Amendment Effective Date, the Subsidiary OP hereby becomes a party to the Credit Agreement as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower, and, without limiting the generality of the foregoing, hereby expressly assumes and agrees to be bound by all obligations, duties and liabilities of a Borrower thereunder and shall jointly and severally be liable for the Obligations as set forth therein.

SECTION 3. [Reserved].

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. TC

In order to induce the Lenders party hereto and the Administrative Agent to enter into this Amendment No. 1, the Borrowers represent and warrant to each Lender party hereto and the Administrative Agent that the following statements are true, correct and complete as of the date hereof:

(a) The execution, delivery and performance of this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 (the “Amended Credit Agreement”) (collectively, the “Transactions”) are within each Loan Party’s corporate, limited partnership, limited liability company, or other organizational powers and have been duly authorized by all necessary corporate, limited partnership, limited liability company, or other organizational action. This Amendment No. 1 has been duly executed and delivered by each Loan Party. Each of this Amendment No. 1 and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The Transactions i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the REIT, the Company, the Subsidiary OP or any of their Subsidiaries or any order of any Governmental Authority, in each case to the extent such violation of applicable law or regulation or such violation of the charter, by-laws or other organizational documents of a Subsidiary (other than the Subsidiary OP) could reasonably be expected to have a Material Adverse Effect, iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrowers or any of their Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrowers or any of their Subsidiaries, in each case to the extent that such violation or default could reasonably be expected to have a Material Adverse Effect, and iv) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the REIT, the Company, the Subsidiary OP or any of their Subsidiaries.

(c) The representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which is true and correct in all respects) on and as of the Amendment Effective Date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of such earlier date).

(d) No Default or Event of Default has occurred and is continuing as of the Amendment Effective Date.

SECTION 5. REAFFIRMATION OF GUARANTIES

FrontView REIT, Inc. (the “REIT”) and each of the undersigned Subsidiary Guarantors has read this Amendment No. 1 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 1, the obligations of such Person under each of the Loan Documents to which such Person is a party shall not be impaired and each of the Loan Documents to which such Person is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

Each of the Borrowers and the REIT hereby acknowledges and agrees that the Guaranteed Obligations under, and as defined in, the Parent Guaranty dated as of October 3, 2024, by the REIT in favor of the Administrative Agent and the Lenders will include all Obligations under, and as defined in, the Amended Credit Agreement. Each of the Borrowers and the undersigned Subsidiary Guarantors hereby acknowledges and agrees that the Guaranteed Obligations under, and as defined in, the Subsidiary Guaranty dated as of October 3, 2024, will include all Obligations under, and as defined in, the Amended Credit Agreement.

Each of the REIT and the undersigned Subsidiary Guarantors acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 1, none of the REIT or any Subsidiary Guarantor is required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment No. 1 and (ii) nothing in the Credit Agreement, this Amendment No. 1 or any other Loan Document shall be deemed to require the consent of the REIT or any Subsidiary Guarantor to any future amendments to the Credit Agreement.

SECTION 6. CONDITIONS OF EFFECTIVENESS

This Amendment No. 1 shall become effective as of date hereof (the “Amendment Effective Date”) if the following conditions precedent have been satisfied:

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6.1 Consent of Lenders. The Borrowers, the Guarantors, the Administrative Agent and each of the Lenders under the Credit Agreement shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

6.2 Fees and Expenses. The Borrowers shall have paid all out-of-pocket costs and expenses and other fees that are due and payable by the Borrowers in connection with this Amendment No. 1.

6.3 Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders party hereto and dated the Amendment Effective Date) of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Borrowers, this Amendment No. 1 or the Transactions as the Administrative Agent shall reasonably request.

6.4 Authority Documents. The Administrative Agent shall have received the following items from the Borrowers (in form and substance reasonably satisfactory to the Administrative Agent):

(a) Certificates of good standing for each Borrower from the state of Delaware, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Amendment Effective Date;

(b) A certificate that there have been no changes to the formation documents of the Borrowers since October 2, 2024, certified by an officer of such Borrower;

(c) Incumbency certificates, executed by officers of each Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign this Amendment No. 1 on behalf of such Borrower (and to make borrowings and request other extensions of credit hereunder on behalf of such Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrowers; and

(d) Copies, certified by a Secretary or an Assistant Secretary of each Borrower of the resolutions authorizing the Transactions.

6.5 Know Your Customer, etc. (a) The Administrative Agent shall have received, at least two (2) days prior to the Amendment Effective Date, all documentation and other information regarding the Subsidiary OP requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrowers at least five (5) days prior to the Amendment Effective Date and (b) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least five (5) days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrowers shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment No. 1, the condition set forth in this clause (b) shall be deemed to be satisfied).

SECTION 7. MISCELLANEOUS TC

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement. This Amendment No. 1 shall be deemed to be a “Loan Document” under the Amended Credit Agreement.

(ii) Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

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(iii) The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

B. Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

C. Applicable Law TC . THIS AMENDMENT NO. 1 SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITY OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

D. Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopy or other electronic means in accordance with Section 9.6 of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 1 and/or any document to be signed in connection with this Amendment No. 1 and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

E. Waiver of Jury Trial, etc. Sections 9.9(c), 9.9(d), and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis as if fully set forth herein.

F. Severability. In case any provision in or obligation under this Amendment No. 1 shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrowers: FRONTVIEW OPERATING PARTNERSHIP LP

By: FrontView REIT, Inc., its general partner

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

FVR SUBSIDIARY OP LP

By: FVR Subsidiary OP GP, LLLP, its general

partner

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

[Signature page to Amendment No. 1 to Credit Agreement]

Guarantors: FRONTVIEW REIT, INC., as Guarantor

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

FVR SUBSIDIARY REIT II LLC, as Guarantor

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

FVR SUBSIDIARY REIT I LP, as Guarantor

By: FVR Subsidiary REIT I GP, LLLP, as its general partner

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

FVR SUBSIDIARY REIT I GP, LLLP, as Guarantor

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

FVR SUBSIDIARY OP GP, LLLP, as Guarantor

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

FVR SUBSIDIARY GP LLC, as Guarantor

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

[Signature page to Amendment No. 1 to Credit Agreement]

FVR SUBSIDIARY 50/50 GP LLC, as Guarantor

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

FVR SUBSIDIARY 50/50 lP, as Guarantor

By: FVR Subsidiary 50/50 GP LLC, as its general partner

By: /s/ Stephen Preston

Name: Stephen Preston

Title: Authorized Person

[Signature page to Amendment No. 1 to Credit Agreement]

Lenders:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent
By:	/s/ Leonard Ho
Name: Leonard Ho
Title: Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, N.A.
By:	/s/ Oliver Woodruff
Name:Oliver Woodruff
Title: Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.
By:	/s/ Kyle Pearson
Name: Kyle Pearson
Title: Senior Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

CIBC BANK USA, an Illinois state chartered bank
By:	/s/ Jeffrey I. Shulman
Name: Jeffrey I. Shulman
Title: Managing Director

[Signature page to Amendment No. 1 to Credit Agreement]

CAPITAL ONE, N.A.
By:	/s/ Olana Sambo
Name: Olana Sambo
Title: Authorized Signatory

[Signature page to Amendment No. 1 to Credit Agreement]

MORGAN STANLEY BANK, N.A.
By:	/s/ Gretell Merlo
Name: Gretell Merlo
Title: Authorized Signatory

[Signature page to Amendment No. 1 to Credit Agreement]

Exhibit A

Conformed Credit Agreement

See Attached

~~Execution Version~~Exhibit A

CREDIT AGREEMENT

dated as of

September 6, 2024

among

FRONTVIEW OPERATING PARTNERSHIP LP and FVR SUBSIDIARY OP LP,
as ~~Borrower~~Borrowers

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

WELLS FARGO BANK, N.A., BANK OF AMERICA, N.A. and
CIBC BANK USA,
as Syndication Agents

and

CAPITAL ONE, N.A., as Documentation Agent

___________________________

JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC,
BOFA SECURITIES, INC., and CIBC BANK USA,
as Joint Bookrunners and Joint Lead Arrangers

CAPITAL ONE, N.A., as Joint Lead Arranger

TABLE OF CONTENTS

Page

Article 1. Definitions 1

Section 1.1 Defined Terms 1

Section 1.2 Classification of Loans and Borrowings ~~36~~38

Section 1.3 Terms Generally ~~36~~38

Section 1.4 Accounting Terms; GAAP ~~36~~38

Section 1.5 Interest Rates; Benchmark Notification ~~37~~39

Section 1.6 Letter of Credit Amounts ~~38~~39

Section 1.7 Divisions ~~38~~39

Article 2. The Credits ~~38~~40

Section 2.1 Commitments ~~38~~40

Section 2.2 Loans and Borrowings ~~38~~40

Section 2.3 Requests for Borrowings ~~39~~41

Section 2.4 Incremental Facilities. ~~40~~42

Section 2.5 [Reserved] ~~43~~45

Section 2.6 Letters of Credit. ~~43~~45

Section 2.7 Funding of Borrowings ~~48~~50

Section 2.8 Interest Elections ~~49~~51

Section 2.9 Termination and Reduction of Commitments ~~50~~52

Section 2.10 Repayment of Loans; Evidence of Debt ~~51~~53

Section 2.11 Prepayment of Loans ~~51~~53

Section 2.12 Fees ~~52~~54

Section 2.13 Interest ~~53~~55

Section 2.14 Alternate Rate of Interest ~~54~~56

Section 2.15 Increased Costs ~~57~~59

Section 2.16 Break Funding Payments ~~58~~60

Section 2.17 Withholding of Taxes; Gross-Up. ~~59~~61

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs ~~62~~65

Section 2.19 Mitigation Obligations; Replacement of Lenders ~~64~~66

Section 2.20 Defaulting Lenders. ~~65~~67

Section 2.21 Extension of Maturity Dates ~~67~~69

Section 2.22 Joint and Several Liability 70

Section 2.23 The Borrower Representative. 72

Article 3. Representations and Warranties ~~68~~73

Section 3.1 Organization; Powers ~~68~~73

Section 3.2 Authorization; Enforceability ~~68~~73

Section 3.3 Governmental Approvals; No Conflicts ~~69~~73

Section 3.4 Financial Condition; No Material Adverse Change ~~69~~74

Section 3.5 Properties ~~69~~74

Section 3.6 Litigation and Environmental Matters ~~70~~74

Section 3.7 Compliance with Laws and Agreements ~~70~~75

Section 3.8 Investment Company Status ~~70~~75

Section 3.9 Taxes ~~70~~75

Section 3.10 ERISA ~~70~~75

Section 3.11 Disclosure ~~70~~75

Section 3.12 Anti-Corruption Laws and Sanctions ~~71~~75

Section 3.13 Affected Financial Institutions ~~71~~76

Section 3.14 Plan Assets; Prohibited Transactions ~~71~~76

Section 3.15 Margin Regulations ~~71~~76

Section 3.16 Solvency ~~71~~76

Section 3.17 Subsidiaries ~~71~~76

Section 3.18 REIT Status ~~72~~76

Section 3.19 Insurance ~~72~~76

Article 4. Conditions ~~72~~76

Section 4.1 Effective Date ~~72~~77

Section 4.2 Each Credit Event ~~74~~79

Article 5. Affirmative Covenants ~~74~~79

Section 5.1 Financial Statements; Ratings Change and Other Information ~~74~~79

Section 5.2 Notices of Material Events ~~76~~81

Section 5.3 Existence; Conduct of Business ~~77~~82

Section 5.4 Payment of Obligations ~~77~~82

Section 5.5 Maintenance of Properties; Insurance ~~77~~82

Section 5.6 Books and Records; Inspection Rights ~~78~~82

Section 5.7 Compliance with Laws ~~78~~83

Section 5.8 Use of Proceeds and Letters of Credit ~~78~~83

Section 5.9 Accuracy of Information ~~78~~83

Section 5.10 Notices of Asset Sales, Encumbrances or Dispositions ~~79~~84

Section 5.11 Additional Guarantors; Additional Unencumbered Pool Asset; Further Assurances. ~~79~~84

Section 5.12 Releases of Guaranties. ~~80~~84

Article 6. Negative Covenants ~~80~~85

Section 6.1 Indebtedness ~~80~~85

Section 6.2 Liens ~~80~~85

Section 6.3 Fundamental Changes; Changes in Business; Asset Sales ~~81~~85

Section 6.4 Swap Agreements ~~81~~86

Section 6.5 Restricted Payments ~~81~~86

Section 6.6 Transactions with Affiliates ~~82~~87

Section 6.7 Sale and Leaseback ~~82~~87

Section 6.8 Changes in Fiscal Periods ~~82~~87

Section 6.9 Payments and Modifications of Subordinate Debt ~~82~~87

Section 6.10 Restrictive Agreements ~~82~~87

Section 6.11 Financial Covenants ~~83~~88

Article 7. Events of Default ~~84~~89

Section 7.1 Events of Default ~~84~~89

Section 7.2 Remedies Upon an Event of Default ~~86~~91

Section 7.3 Application of Payments ~~86~~91

Article 8. The Administrative Agent ~~87~~93

Section 8.1 Authorization and Action ~~88~~93

Section 8.2 Administrative Agent’s Reliance, Limitation of Liability, Etc ~~90~~95

Section 8.3 Posting of Communications ~~91~~96

Section 8.4 The Administrative Agent Individually ~~92~~98

Section 8.5 Successor Administrative Agent ~~93~~98

Section 8.6 Acknowledgements of Lenders and Issuing Banks ~~93~~99

Section 8.7 Certain ERISA Matters ~~95~~100

Section 8.8 Borrower Communications ~~97~~102

Article 9. Miscellaneous ~~98~~103

Section 9.1 Notices ~~98~~103

Section 9.2 Waivers; Amendments ~~99~~104

Section 9.3 Expenses; Limitation of Liability; Indemnity, Etc ~~100~~105

Section 9.4 Successors and Assigns ~~103~~107

Section 9.5 Survival ~~107~~112

Section 9.6 Counterparts; Integration; Effectiveness; Electronic Execution ~~107~~112

Section 9.7 Severability ~~108~~113

Section 9.8 Right of Setoff ~~108~~113

Section 9.9 Governing Law; Jurisdiction; Consent to Service of Process ~~109~~114

Section 9.10 WAIVER OF JURY TRIAL ~~110~~115

Section 9.11 Headings ~~110~~115

Section 9.12 Confidentiality ~~110~~115

Section 9.13 Material Non-Public Information ~~111~~116

Section 9.14 Interest Rate Limitation ~~111~~116

Section 9.15 No Fiduciary Duty, etc ~~112~~117

Section 9.16 USA PATRIOT Act ~~112~~117

Section 9.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~113~~118

Section 9.18 Acknowledgement Regarding Any Supported QFCs ~~113~~118

Section 9.19 Judgment Currency ~~114~~119

SCHEDULES:

Schedule 2.1A – Commitments

Schedule 2.1C – Letter of Credit Commitments

Schedule 3.5 – Unencumbered Pool Assets

Schedule 3.6 – Disclosed Matters

Schedule 3.17 - Subsidiaries

Schedule 6.2 – Existing Liens

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – [Reserved]

Exhibit C – [Reserved]

Exhibit D – Form of Compliance Certificate

Exhibit E-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

v

CREDIT AGREEMENT dated as of September 6, 2024 (this “Agreement”), among FRONTVIEW OPERATING PARTNERSHIP LP, a Delaware limited partnership, FVR SUBSIDIARY OP LP, a Delaware limited partnership, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the ~~Borrower has~~Borrowers have requested that the Administrative Agent and the Lenders extend credit to the ~~Borrower~~Borrowers in the form of a revolving credit facility and a term loan facility;

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to so extend such credit facilities on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

Article 1.

Definitions
Section 1.1
Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Daily Effective SOFR” means an interest rate per annum equal to (a) the Daily Effective SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Effective SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the REIT and its Subsidiaries determined on a consolidated basis for such period minus (b) the Reserve for Replacements. The REIT's Ownership Share of the Adjusted EBITDA of its Unconsolidated Affiliates will be included when determining the Adjusted EBITDA of the REIT.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to it in Section 9.3(d).

“Agreement” has the meaning specified in introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 9.6(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the REIT, the ~~Borrower~~Company or any of their Subsidiaries from time to time concerning or relating to bribery, money-laundering or corruption.

“Applicable Credit Rating” means a rating assigned to the Index Debt by Moody’s, S&P or Fitch.

“Applicable Party” has the meaning assigned to it in Section 8.3(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Revolving Credit Exposures, Term Loan Exposures, and unused Commitments represented by such Lender’s Revolving Credit Exposures, Term Loan Exposures, and unused Commitments.

“Applicable Rate” means, for any day, with respect to any ABR Loan, RFR Loan or Term Benchmark Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum determined as set forth below.

(a) From and after the Effective Date and until the Debt Rating Pricing Election Date, the “Term Benchmark/RFR - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, shall be determined by the range into which the Total Leverage Ratio falls in the table below:

RATIO LEVEL	TOTAL LEVERAGE RATIO	TERM BENCHMARK/RFR - APPLICABLE RATE	ABR‑ APPLICABLE RATE
Level I	< 40%	1.20%	0.20%
Level II	> 40% and< 45%	1.25%	0.25%
Level III	> 45% and < 50%	1.30%	0.30%
Level IV	> 50% and < 55%	1.40%	0.40%
Level V	> 55% and < 60%	1.55%	0.55%
Level VI	> 60%	1.75%	0.75%

For purposes of this clause (a), any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the third (3rd) Business Day immediately following the date a compliance certificate is delivered in accordance with Section 5.1(c); provided, however, that if such compliance certificate is not delivered in accordance with Section 5.1(c) and has not been delivered within thirty (30) days after notice from the Administrative Agent or the Required Lenders to the Borrower Representative notifying the ~~Borrower~~Borrowers of the failure to deliver such compliance certificate on the date when due in accordance with Section 5.1(c), then the Applicable Rate shall be the percentage that would apply to the Level VI Ratio and it shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered and shall remain in effect until such compliance certificate is delivered. The Applicable Rate from the Effective Date until the delivery of the compliance certificate for the fiscal quarter ending December 31, 2024 shall be based on Level I.

If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the ~~Borrower~~Borrowers shall be required to retroactively pay any additional amount that the ~~Borrower~~Borrowers would have been required to pay if such financial statements had been accurate at the time they were delivered no later than 10 Business Days after demand by Administrative Agent.

(b) From and after the Debt Rating Pricing Election Date, the “Term Benchmark/RFR - Applicable Rate”, the “ABR - Applicable Rate” or the “Facility Fee Rate”, as the case may be, shall be determined solely by the Applicable Credit Ratings in the table below:

For the Revolving Facility:

RATINGS LEVEL	MOODY’S/ S&P/Fitch APPLICABLE CREDIT RATING	TERM BENCHMARK/ RFR - APPLICABLE RATE	ABR‑ APPLICABLE RATE	FACILITY FEE RATE
Level I Rating	A3/A- or higher	0.725%	0%	0.125%
Level II Rating	Baa1/BBB+	0.775%	0%	0.15%
Level III Rating	Baa2/BBB	0.85%	0%	0.20%
Level IV Rating	Baa3/BBB-	1.05%	0.05%	0.25%
Level V Rating	Below Baa3/BBB- or unrated	1.40%	0.40%	0.30%

For the Term Loan Facility:

RATINGS LEVEL	MOODY’S/ S&P/Fitch APPLICABLE CREDIT RATING	TERM BENCHMARK/ RFR - APPLICABLE RATE	ABR‑ APPLICABLE RATE
Level I Rating	A3/A- or higher	0.80%	0%
Level II Rating	Baa1/BBB+	0.85%	0%
Level III Rating	Baa2/BBB	0.95%	0%
Level IV Rating	Baa3/BBB-	1.20%	0.20%
Level V Rating	Below Baa3/BBB- or unrated	1.60%	0.60%

For purposes of this clause (b), if at any time the REIT has two (2) Applicable Credit Ratings, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to the highest Applicable Credit Rating; provided that if the highest Applicable Credit Rating and the lowest Applicable Credit Rating are more than one ratings category apart, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to Applicable Credit Rating that is one ratings category below the highest Applicable Credit Rating. If at any time the REIT has three (3) Applicable Credit Ratings, and such Applicable Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Applicable Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the highest of the Applicable Credit Ratings were used; and (B) if the difference between such Applicable Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Applicable Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the second highest Applicable Credit Rating of the three were used. If at any time the REIT has only one Applicable Credit Rating (and such Credit Rating is from Moody’s or S&P), the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to such Applicable Credit Rating. If the REIT neither has an Applicable Credit Rating from Moody’s nor S&P, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to an Applicable Credit Rating of “below BBB-/Baa3 or unrated” in the tables above.

Each change in the Applicable Rate and Facility Fee Rate shall apply during the period commencing on the third (3rd) Business Day immediately following the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower Representative and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate and Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Any adjustment in the Applicable Rate shall be applicable to all existing Loans.

“Approved Borrower Portal” has the meaning assigned to it in Section 8.8(a).

“Approved Electronic Platform” has the meaning assigned to it in Section 8.3(a).

“Approved Fund” has the meaning assigned to it in Section 9.4(b).

“Arrangers” means JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securites, Inc. and CIBC Bank USA in their capacity as joint bookrunners and joint lead arrangers hereunder and Capital One, N.A. in its capacity as joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Credit Exposure then outstanding.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Effective SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Effective SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor:

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower Representative) decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with the Borrower Representative) determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such

Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Representative” means the Company.

“~~Borrower~~Borrowers” means FrontView Operating Partnership LP, a Delaware limited partnership, FVR Subsidiary OP LP, a Delaware limited partnership, and any Co-Borrower that becomes a party hereto pursuant to Section 1.8.

“Borrowing” means (a) Revolving Borrowing or (b) a Term Loan Borrowing.

“Borrowing Request” means a request by ~~the~~a Borrower for a Borrowing in accordance with Section 2.3, which shall be substantially in the form approved by the Administrative Agent and separately provided to the ~~Borrower~~Borrowers.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Rate” means seven percent (7.0%) for all Properties.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the REIT; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the REIT by Persons who were not (i) directors of the ~~Borrower~~REIT on the date of this Agreement or nominated or appointed by the board of directors of the REIT or (ii) appointed by directors so nominated or appointed; (c) from and after the Effective Date, the REIT shall cease to be the sole general partner of, and Control, the ~~Borrower~~Company; ~~or~~ (d) the REIT shall cease to directly or indirectly own at least ~~60~~59% of the issued and outstanding Equity Interests in the ~~Borrower~~Company; or (e) the Company shall cease to directly or indirectly own 100% of the issued and outstanding Equity Interests in the Subsidiary OP or any Co-Borrower and Control the Subsidiary OP or any Co-Borrower.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to it in Section 9.14.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans; it being understood that each Series of Term Loans shall constitute a separate Class.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Borrower” has the meaning assigned to it in Section 1.8.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.

“Commitment Fee Rate” means, to the extent in effect as calculated on a daily basis, for any calendar quarter (a) 0.25% per annum, if the average daily Revolving Commitment Utilization Percentage for such quarter is less than or equal to 50%, and (b) 0.15% per annum, if the average daily Revolving Commitment Utilization Percentage for such quarter is greater than 50%.

“Communications” has the meaning assigned to it in Section 8.3(c).

“Company” means FrontView Operating Partnership LP, a Delaware limited partnership.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Party” means the Administrative Agent, each Issuing Bank, or any other Lender.

“Daily Effective SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR

Administrator’s Website. Any change in Daily Effective SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the ~~Borrower~~Borrowers.

“Debt Rating Pricing Election Date” means the date on which (a) the REIT or the ~~Borrower~~Company has received an Investment Grade Rating from Moody’s or S&P and such Investment Grade Rating continues to exist on the date that the Borrower Representative gives its election notice described below and (b) the Borrower Representative has delivered written notice to the Administrative Agent (which shall promptly notify each of the Lenders) of its election (which shall be irrevocable) to have the Applicable Rates determined by reference to the Applicable Credit Ratings instead of the Total Leverage Ratio.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified ~~the~~any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Development Asset” means a Property currently under development that has not been occupied by the tenant or, subject to the last sentence of this definition, on which the on-site improvements (other than tenant improvements on unoccupied space) related to the Property have not been substantially completed. For the avoidance of doubt, any Property (a) that is being repositioned or redeveloped for a period of not more than nine (9) months or (b) on which the underlying tenant or borrower is paying rent or debt service to the REIT or a Subsidiary, is an Eligible Asset and not a Development Asset.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Documentation Agent” means Capital One, N.A.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, with respect to a Person for any period and without duplication: (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including gains and losses from the sale of Properties; (v) arrangement fees, upfront fees, underwriting fees, amendment fees and similar fees, costs and expenses incurred in connection with (without duplication) (A) the negotiation, documentation and/or closing of this Agreement or any other debt financing and any amendment, supplement or other modification hereto or thereto, (B) any business combination, acquisition, merger, disposition or recapitalization and (C) any capital markets transaction, including any redemption or exchange of indebtedness, defeasance, consent solicitation or similar transaction; (vi) non-cash items and (vii) equity in net income (loss) of its Unconsolidated Affiliates; plus (b) such Person's Ownership Share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from (x) amortization of intangibles pursuant to FASB ASC 805 and (y) straight line rent leveling adjustments required under GAAP. For purposes of this definition, nonrecurring items shall be deemed to include (v) gains and losses on early extinguishment of Indebtedness, (w) severance and other restructuring charges (whether cash or non-cash), (x) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP, (y) impairment losses, and (z) equity based, non-cash compensation. The REIT's Ownership Share of the EBITDA of its Unconsolidated Affiliates will be included when determining the EBITDA of the REIT.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Asset” means a Property which satisfies all of the following requirements: (a) such Property is fully developed as a retail Property (provided that Properties being repositioned or redeveloped for a period of not more than nine months shall be considered fully developed) or is a Development Asset or Unimproved Land; (b) such Property is wholly owned (directly or indirectly) in fee simple, or leased under a Ground Lease, by the ~~Borrower~~Company or a Wholly Owned Subsidiary; (c) such Property is located in a State of the United States of America or in the District of Columbia; (d) regardless of whether such Property is owned by the ~~Borrower~~Company or a Subsidiary, the ~~Borrower~~Company has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the ~~Borrower~~Company or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; (e) neither such Property nor if such Property is owned by a Subsidiary, any of the ~~Borrower's~~Company's direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien other than Permitted Encumbrances or (ii) any Negative Pledge (other than as permitted by Section 6.10); (f) if such Property is owned or leased by a Subsidiary, then such Subsidiary shall not have incurred or be liable for any recourse Indebtedness unless such Subsidiary has guaranteed all obligations of the ~~Borrower~~Borrowers hereunder; and (g) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters that, individually or collectively, are not material to the profitable operation of such Property.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) or any Affiliate or Approved Fund thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent. For the avoidance of doubt, no Ineligible Institution is an Eligible Assignee.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters (to the extent relating to exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the ~~Borrower~~Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity or profit ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity or profit interest, but excluding (a) any debt securities convertible into any of the foregoing and any Permitted Convertible Indebtedness (to the extent not otherwise covered by this clause (a)) and (b) any Permitted Convertible Indebtedness Hedging Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the ~~Borrower~~Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

(d) the incurrence by the ~~Borrower~~Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the ~~Borrower~~Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the ~~Borrower~~Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the ~~Borrower~~Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the ~~Borrower~~Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the ~~Borrower~~Company or any ERISA Affiliate of any notice, concerning the imposition upon the ~~Borrower~~Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.1.

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) that is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary's organizational documents which provision was included in such Subsidiary's organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Facility” means the Revolving Facility and/or the Term Loan Facility as the context may require.

“Facility Increase” has the meaning assigned to such term in Section 2.4.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the REIT.

“Fitch” means Fitch Ratings Inc. or any successor.

“Fixed Charges” means, with respect to any Person and for a fiscal quarter: (a) the Interest Expense of such Person payable in cash and accrued for such quarter (excluding, to the extent included therein, amortization of (i) fees previously paid in cash and (ii) discounts and premiums on debt), plus (b) the aggregate amount of all regularly scheduled principal payments on Indebtedness payable by such Person during such quarter (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate amount of all Preferred Dividends payable in cash by such Person during such quarter, all determined on a consolidated basis in accordance with GAAP. The REIT's Ownership Share of the Fixed Charges of its Unconsolidated Affiliates will be included when determining the Fixed Charges of the REIT.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Effective SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Effective SOFR shall be 0%.

“Foreign Lender” means (a) if ~~the~~each Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if ~~the~~each Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which ~~the~~a Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Ground Lease” means a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including the following: (a) a remaining term (including any unexercised extension options exercisable at the ground lessee's sole election with no veto or approval rights by ground lessor or any lender to such ground lessor other than customary requirements regarding no event of default) of thirty (30) years or more from the Effective Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor, or if the consent of lessor is required, such consent cannot be unreasonably withheld, conditioned or delayed, whether by contract or applicable law, or is subject to satisfaction of objective criteria not constituting a discretionary approval; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) acceptable transferability of the lessee's interest under such lease, including ability to sublease; (e) acceptable limitations on the use of the leased property; and (f) clearly determinable rental payment terms which in no event contain profit participation rights.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty.

“Guarantors” means the REIT and the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): all monetary obligations of such Person (i) for borrowed money, (ii) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (iii) evidenced by bonds, debentures, notes or similar instruments, (iv) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (v) in respect of Capital Lease Obligations; (vi) in respect of reimbursement obligations under letters of credit or acceptances, in each case to the extent drawn upon; (vii) in respect of Off-Balance Sheet Obligations that constitute Indebtedness; (viii) to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (ix) in respect of net obligations under any Swap Agreement, in an amount equal to the Swap Termination Value thereof (but in no event less than zero); (x) in respect of Indebtedness of other Persons that such Person has guaranteed or that is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability and contingent guarantees the conditions for which have not accrued); and (xi) in respect of Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation. Indebtedness of a Person shall include Indebtedness of any other Person to the extent such Indebtedness is recourse to such first Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.3(c).

“Increased Amount Date” has the meaning assigned to such term in Section 2.4.

“Incremental Commitments” has the meaning assigned to such term in Section 2.4.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the ~~Borrower~~Company or REIT that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” has the meaning assigned to it in Section 9.4(b).

“Information” has the meaning assigned to it in Section 9.12.

“Interest Election Request” means a request by ~~the~~a Borrower to convert or continue a Borrowing in accordance with Section 2.8, which shall be substantially in the form approved by the Administrative Agent and separately provided to the ~~Borrower~~Borrowers.

“Interest Expense” means, with respect to a Person and for any period, without duplication, total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account (but excluding deferred financing costs and gains/losses on early retirement of debt, debt modification charges, and prepayment premiums), determined on a consolidated basis in accordance with GAAP for such period. the REIT's Ownership Share of the Interest Expense of its Unconsolidated Affiliates will be included when determining the Interest Expense of the REIT.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, the fifth (5th) Business Day of each calendar month and the applicable Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as ~~the~~a Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment Grade Rating” means an Applicable Credit Rating of Baa3 or better from Moody’s, BBB- or better from S&P, or BBB- or better from Fitch.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., and any other Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.6(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the ~~Borrower~~Borrowers at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the ~~Borrower~~Borrowers and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 9.3(b).

“Lenders” means the Persons listed on Schedule 2.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.6(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.1C, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the ~~Borrower~~Borrowers, and notified to the Administrative Agent. As of the Effective Date, the aggregate amount of the Letter of Credit Commitments is $20,000,000.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, the Guaranties, the Notes and any other agreements entered into in connection with the commercial lending facility made available hereunder by ~~the~~a Borrower or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, letter of credit applications and any agreements between the ~~Borrower~~Borrowers and an Issuing Bank regarding the issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the ~~Borrower~~Borrowers and such Issuing Bank in connection thereunder.

“Loan Parties” means ~~the~~each Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the ~~Borrower~~Borrowers pursuant to this Agreement.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c), on or prior to the Revolving Maturity Date or the Term Loan Maturity Date.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Marketable Securities” means (a) common or preferred Equity Interests of Persons located in, and formed under the laws of, any State of the United States of America or the District of Columbia, which Equity Interests are subject to price quotations (quoted at least daily) on The NASDAQ Stock Market's National Market System or have trading privileges on the New York Stock Exchange, the American Stock Exchange or another recognized national United States securities exchange and (b) securities evidencing Indebtedness issued by Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Persons have an Investment Grade Rating.

“Material Acquisition” means the acquisition by the REIT and its Subsidiaries of real property assets or portfolios of such assets or operating businesses if, after giving effect thereto, the aggregate amount of all such acquisitions (including assumed debt, earn-outs (valued at maximum amount), deferred payments, or equity of ~~Borrower~~the Company) during the 12-month period ending on the date of such acquisition exceeds 10% of Total Asset Value (calculated prior to giving effect to such transaction).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the REIT, the ~~Borrower~~Company and their Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under this Agreement or any other Loan Document or (c) the rights or remedies available to the Administrative Agent and the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements (other than any Permitted Convertible Indebtedness Hedging Agreement), of any one or more of the REIT, the ~~Borrower~~Company and their Subsidiaries in an aggregate principal amount exceeding (x) $25,000,000 in the case of Indebtedness that is not Nonrecourse Indebtedness and (y) $50,000,000 in the case of Nonrecourse Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the REIT, the ~~Borrower~~Company or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value at such time.

“Material Subsidiary” means (a) each Subsidiary that directly or indirectly owns or leases an Unencumbered Pool Asset and (b) any other Subsidiary having assets (including Equity Interests in any direct or indirect Subsidiary that is a Material Subsidiary) representing more than 5.0% of Total Asset Value is attributable on an individual basis; provided that any Excluded Subsidiary and any entity that is jointly owned by a third party unaffiliated with the REIT, the ~~Borrower~~Company or their respective Subsidiaries as part of a joint venture shall not be a Material Subsidiary.

“Maturity Date” means, as the context may require, the Revolving Maturity Date and/or the Term Loan Maturity Date.

“Maximum Increase Amount” has the meaning assigned to such term in Section 2.4.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. or any successor.

“Mortgage Receivable” means a promissory note secured by a mortgage Lien on real property of which the REIT, the ~~Borrower~~Company or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Revolving Commitments” has the meaning assigned to such term in Section 2.4.

“New Revolving Lender” has the meaning assigned to such term in Section 2.4.

“New Revolving Loan” has the meaning assigned to such term in Section 2.4.

“New Term Loan Commitments” has the meaning assigned to such term in Section 2.4.

“New Term Loan” has the meaning assigned to such term in Section 2.4.

“New Term Loan Lender” has the meaning assigned to such term in Section 2.4.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means for any period and any Property, the difference (if positive) between: (i) total revenues (as determined in accordance with GAAP) attributable to such Property during such period, including rents, additional rents (including tenant reimbursement income for expenses not excluded from the description in clause (ii) below) and all other revenues (including minimum lease payments from direct financing leases) from such Property, as well as proceeds from rent/payment loss or business interruption insurance, condemnation awards to the extent relating to lost usage compensation, lease termination fees and legal settlements or awards related to lease or loan payments (but not in excess of the actual rent/payments otherwise payable), but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent/payments, minus (ii) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding corporate overhead allocation charges, capital expenses, debt service charges, income taxes, depreciation, amortization and other non-cash expenses and any property management fees), minus (iii) the Reserve for Replacements for such Property as of the end of such period, minus (iv) an imputed management fee in an amount equal to the greater of actual management fees incurred or 1% of the gross revenues for such Property for such period, minus (v) all rents received from tenants or licensees or guarantors of any of the foregoing (A) that are in default of payment of contractual base rent under their lease for ninety (90) days or more or (B) that are subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding and, with respect to tenants or licensees or guarantors of any of the foregoing in bankruptcy or similar proceedings, have filed a motion to reject their lease or license respectively in such proceeding.

For purposes of determining Net Operating Income, to the extent that greater than five percent (5%) of Net Operating Income is attributable to leases where the mortgagee, tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding, such excess shall be excluded.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person (and, if applicable, in the event such Person owns no assets other than real estate that secured such Indebtedness and assets incidental to ownership of such real estate (e.g., personal property) and has no other Indebtedness, such Person’s Equity Interests) encumbered by a Lien securing such Indebtedness.

“Note” means any promissory note executed and delivered by the ~~Borrower~~Borrowers pursuant to this Agreement.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, and other obligations of, the ~~Borrower~~Borrowers arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the ~~Borrower~~Borrowers or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the ~~Borrower~~Borrowers under any Loan Document and (b) the obligation of the ~~Borrower~~Borrowers to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the ~~Borrower~~Borrowers.

“Off-Balance Sheet Obligations” means, with respect to a Person: (a) obligations of such Person in respect of any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person has sold, conveyed or otherwise transferred, or granted a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate of such Person; (b) obligations of such Person under a sale and leaseback transaction that does not create a liability on the balance sheet of such Person; and (c) obligations of such Person under any so-called “synthetic” lease transaction.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person's relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent Guaranty” means that certain Guaranty dated as of the Effective Date from the REIT in favor of the Administrative Agent for the benefit of the Lenders.

“Participant” has the meaning assigned to such term in Section 9.4(c).

“Participant Register” has the meaning assigned to such term in Section 9.4(c).

“Patriot Act” has the meaning assigned to it in Section 9.16.

“Payment” has the meaning assigned to it in Section 8.6(c).

“Payment Notice” has the meaning assigned to it in Section 8.6(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Convertible Indebtedness” means convertible debt securities of the ~~Borrower~~Company or the REIT (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the REIT, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the ~~Borrower~~Company in good faith), and (e) that are settled upon conversion by the holders thereof in cash or shares of common stock of the REIT or any combination thereof (including convertible securities that require payment of the principal thereof in cash upon a conversion).

“Permitted Convertible Indebtedness Hedging Agreement” means (a) a Swap Agreement pursuant to which the ~~Borrower~~Company or the REIT acquires a call or a capped call option requiring the counterparty thereto to deliver to the ~~Borrower~~Company or the REIT common stock of the REIT, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by the ~~Borrower~~Company or the REIT in connection with any Swap Agreement described in clause (a) above, a Swap Agreement pursuant to which the ~~Borrower~~Company or the REIT issues to the counterparty thereto warrants to acquire common stock of the REIT (or a substantively equivalent derivative transaction) in each case, entered into by the ~~Borrower~~Company or the REIT in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Indebtedness.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or under unemployment or general liability or product liability insurance policies;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) attachment or judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances and minor defects of title on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the ~~Borrower~~Company or any Subsidiary;

(g) leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the ~~Borrower~~Company or any Subsidiary;

(h) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;

(k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(l) customary Liens securing assessments or charges payable to a property owner association or similar entity in the ordinary course of business, which assessments are not yet due or are being contested in good faith;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (d) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the ~~Borrower~~Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the REIT or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the REIT or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person that are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Property” means a parcel (or group of related parcels) of real property owned or developed (or to be developed) by the REIT, the ~~Borrower~~Company, any Subsidiary or any Unconsolidated Affiliate.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the ~~Borrower~~Company or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the ~~Borrower~~Borrowers under the terms of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Rating Agency” means each of S&P, Moody’s and Fitch.

“Real Estate Investment Trust” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Code or any successor provisions.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities

Business Days preceding the date of such setting, (2) if such Benchmark is Daily Effective SOFR, then the next U.S. Government Securities Business Days after such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Effective SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.4(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“REIT” means FrontView REIT, Inc., a Maryland corporation.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Effective SOFR, as applicable.

“Required Facility Lenders” means, at any time with respect to any Facility, Lenders of such Facility having (a) Revolving Credit Exposures and unused Revolving Commitments, or (b) Term Loan Exposures and unused Term Loan Commitments, as the case may be, representing more than 50% of the sum of the total (i) Revolving Credit Exposures and unused Revolving Commitments, or (ii) Term Loan Exposures and unused Term Loan Commitments, as the case may be, at such time; provided that, in the event any of the Lenders of such Facility shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Facility Lenders” with respect to such Facility means Lenders of such Facility (excluding all Defaulting Lenders) having (a) Revolving Credit Exposures and unused Revolving Commitments or (b) Term Loan Exposures and unused Term Loan Commitments, as the case may be, representing more than 50% of the sum of the total (i) Revolving Credit Exposures and unused Revolving Commitments or (ii) Term Loan Exposures and unused Term Loan Commitments, as the case may be, of such Lenders (excluding all Defaulting Lenders) at such time.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, Term Loan Exposures, and unused Commitments representing more than 50% of the sum of the Total Revolving Credit Exposures, Term Loan Exposures, and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Revolving Credit Exposures, Term Loan Exposures, and unused Commitments representing more than 50% of the sum of the Total Revolving Credit Exposures, Term Loan Exposures and unused Commitments of such Lenders

(excluding all Defaulting Lenders) at such time. At all times when two or more Lenders are party to this Agreement, “Required Lenders” shall mean at least two Lenders.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (i) (a) the aggregate square footage of all completed space of such Property that is not subject to “triple net” leases, multiplied by (b) $0.10, multiplied by (c) the number of days in such period divided by (ii) three hundred sixty-five (365). If the term Reserve for Replacements is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties and the applicable Ownership Shares of all Properties of all Unconsolidated Affiliates.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president or Financial Officer of the REIT or any other senior financial officer of the REIT designated by any of the foregoing officers.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the REIT or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the REIT or any of its Subsidiaries now or hereafter outstanding, in each case, prior to the stated maturity thereof.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.9, (b) increased from time to time pursuant to Section 2.4, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.1A, in the joinder agreement described in Section 2.4(b)(iv), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $250,000,000.

“Revolving Commitment Utilization Percentage” means, on any date, the percentage equal to a fraction (a) the numerator of which is the Total Revolving Credit Exposures and (b) the denominator of which is the total Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.1(a) and Section 2.3.

“Revolving Maturity Date” means the three - year anniversary of the Effective Date, as such date may be extended pursuant to Section 2.21.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If all Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Effective SOFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business or any successor.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person 50% or greater owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the REIT, shall include (without duplication) the REIT's Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Effective SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Effective SOFR”.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the ~~Borrower~~Company.

“Subsidiary Guarantor” means each Material Subsidiary of the ~~Borrower~~Company that is party to the Subsidiary Guaranty, subject to Section 5.12; provided, that the Borrower Representative may, in its sole discretion, elect to designate any Subsidiary organized in the United States as a “Subsidiary Guarantor”.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date from the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

“Subsidiary OP” means FVR Subsidiary OP LP, a Delaware limited partnership.

“Supported QFC” has the meaning assigned to it in Section 9.18.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the ~~Borrower~~Company or the Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Swap Agreements have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Swap Agreements have been terminated or closed out, the then-current mark-to-market value for such Swap Agreements, determined based upon one (1) or more mid-market quotations or estimates provided by Chatham Financial Corp. or any other recognized dealer or advisory services firm specializing in debt and Swap Agreements and markets (which may include the Administrative Agent, any Lender, or any Affiliate of any of them).

“Syndication Agents” means Wells Fargo Bank, N.A., Bank of America, N.A. and CIBC Bank USA.

“Tangible Net Worth” means, at any date of determination the sum of (a), (i) Total Asset Value minus (ii) Total Indebtedness plus (b), without duplication, accumulated depreciation and amortization with respect to Properties valued in accordance with clauses (c) through (e) of the definition of “Total Asset Value” and redeemable noncontrolling interests, in each case as determined in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Loan Borrowing” means Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.1A. The initial aggregate amount of the Term Loan Commitments is $200,000,000.

“Term Loan Commitment Period” means the period from and including the Effective Date to and including the Term Loan Commitment Expiry Date.

“Term Loan Commitment Expiry Date” means the earliest to occur of (a) the date on which the aggregate principal amount of Borrowings of Term Loans funded from and after the Effective Date equals the initial aggregate amount of the Term Loan Commitments as of the Effective Date, (b) the date on which the aggregate Term Loan Commitments are terminated or permanently reduced to zero pursuant to this Agreement and (c) the one - year anniversary of the Effective Date.

“Term Loan Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Term Loans.

“Term Loan Facility” means the Term Loan Commitments and the Term Loans.

“Term Loan Lender” means a Lender having a Term Loan Commitment and/or holding any Term Loans.

“Term Loan Maturity Date” means the three - year anniversary of the Effective Date, subject to extension as provided in Section 2.21.

“Term Loans” is defined in Section 2.1(b).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Asset Value” means, at a given time, the sum (without duplication) of all of the following of the REIT and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis:

(a) cash, Cash Equivalents (other than tenant deposits and other cash and Cash Equivalents that are subject to a Lien other than Permitted Encumbrances or a Negative Pledge (except for those permitted by Section 6.10) or the disposition of which is restricted in any way), cash contained in any account established by or for the benefit of the ~~Borrower~~Company or its Subsidiaries to effectuate a tax-deferred exchange in connection with the purchase and/or sale of Property, cash contained in master trust property release accounts; plus

(b) (i) Net Operating Income for the most recent fiscal quarter ended for all Properties owned for the full fiscal quarter most recently ended multiplied by four (4), divided by (ii) the Capitalization Rate; plus

(c) the undepreciated GAAP book value (after any impairments) for any Property acquired by the ~~Borrower~~Company or such Subsidiary within the prior twelve (12) months and owned as of the end of such fiscal quarter (unless the Borrower Representative has made a one-time election to have such Property valued pursuant to clause (b) above); plus

(d) the undepreciated GAAP book value (after any impairments) of Development Assets owned as of the end of the fiscal quarter most recently ended; plus

(e) the undepreciated GAAP book value (after any impairments) of Unimproved Land owned as of the end of the fiscal quarter most recently ended; plus

(f) the GAAP book value (after any impairments) of Marketable Securities; plus

(g) the GAAP book value (after any impairments) of all Mortgage Receivables (other than any Mortgage Receivables that are more than sixty (60) days past due).

The REIT's Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) shall be included in the calculation of Total Asset Value consistent with the above-described treatment for assets owned by the ~~Borrower~~Company or a consolidated Subsidiary. For purposes of determining Total Asset Value: Net Operating Income from Properties disposed of by the ~~Borrower~~Company, any Subsidiary or any Unconsolidated Affiliate, as applicable, during the fiscal quarter most recently ended and from Properties acquired by the ~~Borrower~~Company, any Subsidiary or any Unconsolidated Affiliate, as applicable, during the fiscal quarter most recently ended shall, in each such case, be excluded from the immediately preceding clause (b).

The calculation of Total Asset Value shall be adjusted to eliminate the portion of each of the following types of assets that exceeds the limitation specified for such assets:

Type of Asset	Maximum Percentage of Total Asset Value
1. Development Assets	15%
2. Unimproved Land	5%
3. Assets held by Unconsolidated Affiliates	10%
4. Assets subject to Ground Leases	5%
5. Aggregate of Marketable Securities and Mortgage Receivables	10%
6. Aggregate of Development Assets, Unimproved Land, Assets held by Unconsolidated Affiliates, Assets subject to Ground Leases, Marketable Securities and Mortgage Receivables	30%

“Total Indebtedness” means, as to any Person as of a given date and without duplication: (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis, and (b) such Person's Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Total Leverage Ratio” has the meaning assigned to it in Section 6.11(a).

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans at such time and (b) the total LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Effective SOFR.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. Unless otherwise specified, all references to Unconsolidated Affiliates herein shall refer to Unconsolidated Affiliates of the REIT.

“Unencumbered Asset Value” means, as of the last day of any fiscal quarter, the sum (without duplication) of all of the following of the REIT and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis:

(a) Unencumbered NOI from all Unencumbered Pool Assets not listed in clauses (c) through (e) below for such fiscal quarter multiplied by four divided by the Capitalization Rate; plus

(b) cash, Cash Equivalents (other than tenant deposits and other cash and cash equivalents that are subject to a Lien other than Permitted Encumbrances or a Negative Pledge (except for those permitted by Section 6.10) or the disposition of which is restricted in any way), and cash contained in any accounts established by or for the benefit of the ~~Borrower~~Company or its Subsidiaries to effectuate a tax-deferred exchange in connection with the purchase and/or sale of Property; plus

(c) the undepreciated GAAP book value (after any impairments) of all Unencumbered Pool Assets that are Eligible Assets other than Development Assets and Unimproved Land acquired within the prior twelve (12) months and owned as of the end of such fiscal quarter (unless the Borrower Representative has made a one-time election to have such Unencumbered Pool Asset valued pursuant to clause (a) above), plus

(d) the undepreciated GAAP book value (after any impairments) of all Unencumbered Pool Assets that are Development Assets owned as of the end of the fiscal quarter most recently ended; plus

(e) the undepreciated GAAP book value (after any impairments) of all Unencumbered Pool Assets that are Unimproved Land owned as of the end of the fiscal quarter most recently ended.

For purposes of determining Unencumbered Asset Value: (i) Unencumbered NOI from Unencumbered Pool Assets disposed of by the REIT or any Subsidiary during the relevant fiscal quarter and from Unencumbered Pool Assets acquired by the REIT or any Subsidiary during such fiscal quarter shall, in each case, be excluded from clause (a) above; (ii) to the extent the amount of Unencumbered Asset Value attributable to Unencumbered Pool Assets subject to Ground Leases would exceed 5% of Unencumbered Asset Value, such excess shall be excluded; and (iii) to the extent the aggregate amount of Unencumbered Asset Value attributable to Development Assets and Unimproved Land would exceed 10% of Unencumbered Asset Value, such excess shall be excluded.

“Unencumbered NOI” means, for any fiscal quarter, Net Operating Income for such fiscal quarter from all Unencumbered Pool Assets (Properties not owned for the full quarter shall be treated as owned for the full quarter).

“Unencumbered Pool” means, collectively, all of the Unencumbered Pool Assets.

“Unencumbered Pool Asset” means any Eligible Asset that is (a) owned directly or indirectly by the REIT, the ~~Borrower~~Company or a Wholly Owned Subsidiary of the REIT, (b) not subject to a lien that secures Indebtedness of any person or entity other than customary Permitted Encumbrances and (c) not subject to any Negative Pledge (except for those permitted by Section 6.10).

“Unfunded Term Loan Commitment” means, with respect to each Term Loan Lender, the then current Term Loan Commitment of such Lender less its Term Loan Exposure.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unsecured Indebtedness” means, with respect to a Person, Total Indebtedness of such Person minus Secured Indebtedness of such Person; provided that any recourse Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness.

“Unsecured Interest Expense” means, with respect to a Person and for any period, the cash portion of all Interest Expense of such Person for such period attributable to Unsecured Indebtedness of such Person.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” of a Person means any subsidiary of which all of the outstanding voting Equity Interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).
Section 1.3
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.4
Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the ~~Borrower requests~~Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the ~~Borrower~~Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)
Notwithstanding anything to the contrary contained in Section 1.4(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.5
Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the ~~Borrower~~Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to ~~the~~any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.6
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
Section 1.7
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.8
Co-Borrowers. Upon ten (10) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its sole discretion) from the Borrower Representative to the Administrative Agent, the Borrower Representative may cause any Subsidiary Guarantor (or any entity that is required (or permitted) to become a Subsidiary Guarantor) that is a U.S. Person to be designated as a “Co-Borrower” hereunder and under all other applicable Loan Documents. Such Subsidiary shall execute and deliver a joinder to this Agreement and the other Loan Documents or other similar agreement and take such other actions, and deliver such other documents, opinions, agreements and certificates, as shall reasonably be requested by, and in form and substance reasonably acceptable to, the Administrative Agent, including an updated Beneficial Ownership Certification and any other information required under applicable “know your customer” and anti-money laundering rules and regulations; provided that no such Subsidiary shall become a Co-Borrower hereunder if any Lender provides written notice, prior to the date that is ten (10) Business Days after receipt of the Borrower Representative’s notice regarding such proposed Co-Borrower, that such designation would violate any law or regulation (including any violation of any law or regulation due to an absence of licensing) to which such Lender is subject or that such Lender has not completed its “know your customer” reviews of such proposed Co-Borrower to its reasonable satisfaction.
Article 2.

The Credits
Section 2.1
Commitments. (a) Subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to make Revolving Loans to the ~~Borrower~~Borrowers in dollars from time to time during the Revolving Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the ~~Borrower~~Borrowers may borrow, prepay and reborrow Revolving Loans.
(b)
Subject to the terms and conditions set forth herein, each Term Loan Lender severally and not jointly agrees to make term loans (the “Term Loans”) to the ~~Borrower~~Borrowers in dollars during the Term Loan Commitment Period in up to three (3) separate Borrowings as requested by ~~the~~a Borrower in accordance with Section 2.3, so long as (x) each Term Loan Borrowing shall be in a minimum amount of at least $25,000,000 (or a lesser amount equal to the remaining aggregate Unfunded Term Loan Commitments) and (y) any such requested amount does not result in (i) the principal amount of the Term Loans made by such Lender exceeding its Unfunded Term Loan Commitment (as in effect prior to such Borrowing), and (ii) the aggregate principal amount of all Term Loans made by the Lenders exceeding the total aggregate Unfunded Term Loan Commitments (as in effect prior to such Borrowing). All Unfunded Term Loan Commitments of the Lenders to make the Term Loans shall expire on the Term Loan Commitment Expiry Date. Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.
Section 2.2
Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as a part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)
Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or, in the case of Revolving Borrowings only, RFR Loans, as ~~the~~a Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the ~~Borrower~~Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c)
At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total applicable Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.6(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (x) ten (10) Term Benchmark Revolving Borrowings or RFR Borrowings or (y) five (5) Term Benchmark Term Loan Borrowings outstanding.
(d)
Notwithstanding any other provision of this Agreement, the ~~Borrower~~Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.
Section 2.3
Requests for Borrowings. To request a Borrowing, ~~the~~a Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing or RFR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.6(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of ~~the~~such Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.2:
(i)
the Class and aggregate amount of the requested Borrowing;
(ii)
the date of such Borrowing, which shall be a Business Day;
(iii)
whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or, in the case of a Revolving Borrowing, an RFR Borrowing;
(iv)
in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)
the Borrower and the location and number of ~~the~~such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Facility of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4
Incremental Facilities.
(a)
Incremental Facility Request. The Borrower Representative may, by written notice to the Administrative Agent on one or more occasions on or after the Effective Date, elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “New Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term

Loan Commitments”, and together with the New Revolving Commitments, the “Incremental Commitments”), by an aggregate amount of $200,000,000 (each such amount in addition to the Revolving Commitments and Term Loan Commitments as of the Effective Date, a “Facility Increase” and the maximum aggregate increase, the “Maximum Increase Amount”) and not less than $25,000,000 per request (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount and the sum of all such New Revolving Commitments plus New Term Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount (unless otherwise agreed by the Administrative Agent). Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower Representative proposes that the New Revolving Commitments or New Term Loan Commitments, as applicable, shall be effective and (B) the identity of each Lender or other Person that is an Eligible Assignee (each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Revolving Commitments being referred to herein as a “New Revolving Lender” and each Lender or other Eligible Assignee who agrees to provide all or portion of the New Term Loan Commitments being referred to herein as a “New Term Loan Lender”, as applicable) to whom the Borrower Representative proposes any portion of such New Revolving Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender or other Eligible Assignee approached to provide all or a portion of the New Revolving Commitments or New Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide a New Revolving Commitment or New Term Loan Commitment, as applicable.
(b)
Conditions to Effectiveness of Facility Increase. Such New Revolving Commitments or New Term Loan Commitments, as applicable, shall become effective as of such Increased Amount Date, subject to the satisfaction of each of the following conditions precedent, as determined by the Administrative Agent in its good faith judgment:
(i)
no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase;
(ii)
the representations and warranties made or deemed made by the ~~Borrower~~Borrowers in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Incremental Commitments, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date);
(iii)
the New Revolving Commitments and/or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more joinder agreements in form and substance reasonably satisfactory to, and executed and delivered by, the ~~Borrower~~Borrowers, the New Revolving Lender and/or the New Term Loan Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, and each New Revolving Lender and New Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 2.17, and any New Revolving Lender and/or New Term Loan Lender who is not already a Lender shall become a Lender hereunder;
(iv)
the ~~Borrower~~Borrowers shall make any payments required pursuant to Section 2.16 in connection with the New Revolving Commitments;

(v)
the ~~Borrower~~Borrowers shall deliver or cause to be delivered any promissory notes, certificates, legal opinions, resolutions or other documents reasonably requested by the Administrative Agent in connection with any such transaction, consistent with those delivered on the Effective Date under Section 4.1;
(vi)
as requested by the Administrative Agent, the Loan Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty the Obligations under the Loan Documents, as modified by the applicable Facility Increase and the implementation thereof; and
(vii)
the ~~Borrower~~Borrowers shall have paid, pursuant to separate agreements between the ~~Borrower~~Borrowers and the Administrative Agent, the arranger for the Facility Increase, the New Revolving Lenders and/or the New Term Loan Lenders, (A) all reasonable costs and expenses incurred by the Administrative Agent in connection with the applicable Facility Increase and (B) any fees that the ~~Borrower has~~Borrowers have agreed to pay to the arranger for the Facility Increase, the New Revolving Lenders and/or the New Term Loan Lenders in connection with such Facility Increase.
(c)
Additional Facility Increase Matters.
(i)
On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Lenders, and each of the New Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) each Revolving Lender shall automatically and without further act be deemed to have assigned to each of the New Revolving Lenders, and each such New Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding participations hereunder in Letters of Credit will be held by existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (c) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each New Revolving Lender shall become a Revolving Lender with respect to the New Revolving Commitment and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Section 2.4.
(ii)
On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitments of such Series and the Loans of such Series (a “New Term Loan”) made pursuant thereto. Any New Term Loans shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.
(iii)
The Administrative Agent shall notify Lenders promptly upon receipt of the ~~Borrower’s~~Borrower Representative’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments or the Series of New Term Loan Commitments, as applicable, and (z) in the case of each notice to any Lender with a Commitment, the respective interests in such Lender’s Loans, in each case subject to the assignments contemplated by this Section 2.4.
(iv)
The terms and provisions of the New Revolving Loans shall be identical to the existing Revolving Loans. Furthermore, (a) the applicable New Term Loan maturity date of each Series shall be no earlier than the latest Term Loan Maturity Date of the existing Term Loans, and (b) any guarantees or collateral provided in respect of the New Term Loans shall also guarantee or secure, as applicable, the other Obligations.
(v)
Each joinder agreement executed in connection with a Facility Increase may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the good faith judgment of Administrative Agent, to effect the provisions of this Section 2.4, subject to approval by the ~~Borrower~~Borrowers; provided however, that any amendments that adversely affect a Lender shall be subject to Section 9.2. Notwithstanding anything to the contrary set forth in this Agreement (including the first proviso to Section 9.2(b)), such permitted amendments shall include (A) amendments to the definition of “Required Lenders” to provide that “Required Lenders” shall be those Lenders having Revolving Credit Exposures, unused Commitments and outstanding New Term Loans in representing more than 50% of the sum of the Total Revolving Credit Exposures, unused Commitments and outstanding New Term Loans and (B) amendments to Section 2.18(b) and (c) and the last paragraph of Article VII to provide for the pro rata sharing amount the Revolving Loans and the New Term Loans based on the respective total amount of such Loans. All such amendments and joinder agreements entered into with the applicable Loan Parties by the Administrative Agent which comply with the provisions of this Section 2.4 shall be binding and conclusive on all Lenders.
Section 2.5
[Reserved].
Section 2.6
Letters of Credit.
(a)
General. Subject to the terms and conditions set forth herein, the ~~Borrower~~Borrowers may request any Issuing Bank to issue Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Revolving Availability Period; provided that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of fifteen (15) Letters of Credit outstanding.
(b)
Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), ~~the~~a

Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, if requested by such Issuing Bank, as a condition to any such Letter of Credit issuance, the ~~Borrower~~Borrowers shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the ~~Borrower~~Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the ~~Borrower~~Borrowers at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments and (iii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment. The ~~Borrower~~Borrowers may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the ~~Borrower~~Borrowers shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied.

An Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if:

(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or

(B) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(c)
Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above) so long as such Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an automatic renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) above; provided, however, that the Issuing Bank shall not permit any such extension if it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from any Lender or the Administrative Agent that a Default or Event of Default has occurred and is continuing directing the Issuing Bank not to permit such extension. Notwithstanding the foregoing, a Letter of Credit may have an expiration date that is not more than twelve (12) months after the Revolving Maturity Date so long as (x) the ~~Borrower~~Borrowers shall provide cash collateral to the Administrative Agent pursuant to and in accordance with Section 2.6(j) on or prior to (1) the date of issuance of such Letter of Credit or (2) if such Letter of Credit has an automatic renewal provision, forty-five (45) days before the date of the automatic extension, in each case in an amount equal to 102% of the LC Exposure with respect to all such Letters of Credit with expiry dates after the Revolving Maturity Date, (y) the obligations of the ~~Borrower~~Borrowers under this Section 2.6 in respect of such Letters of Credit shall survive the Revolving Maturity Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall remain obligated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the ~~Borrower~~Borrowers by the Administrative Agent after the Revolving Maturity Date until no such Letters of Credit remain outstanding.
(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the ~~Borrower~~Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the ~~Borrower~~Borrowers for any reason, including after the Revolving Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.
(e)
Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the ~~Borrower~~Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that ~~the~~a Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount, to the extent so financed, the ~~Borrower’s~~Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, as applicable. If the ~~Borrower fails~~Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the ~~Borrower~~Borrowers in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the ~~Borrower~~Borrowers, in the same manner as provided in Section 2.7 with respect to Revolving Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the ~~Borrower~~Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the ~~Borrower of its~~Borrowers of their obligation to reimburse such LC Disbursement.
(f)
Obligations Absolute. The ~~Borrower’s obligation~~Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the ~~Borrower’s~~Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the ~~Borrower~~Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the ~~Borrower~~Borrowers to the extent permitted by applicable law) suffered by the ~~Borrower~~Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)
Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower Representative by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the ~~Borrower of its~~Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)
Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the ~~Borrower~~Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the ~~Borrower fails~~Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.
(i)
Replacement and Resignation of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the ~~Borrower~~Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the ~~Borrower~~Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
(ii)
Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.6(i) above.
(j)
Cash Collateralization. If (A) any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Facility Lenders under the Revolving Facility (or, if the maturity of the Revolving Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (B) required by Section 2.6(c), the ~~Borrower~~Borrowers shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “Collateral Account”), an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the ~~Borrower~~Borrowers described in Section 7.1(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the ~~Borrower~~Borrowers under this Agreement. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remain outstanding after the expiration date specified in said paragraph (c), the ~~Borrower~~Borrowers shall immediately deposit into the Collateral Account an amount in cash equal to 102% of such LC Exposure as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the ~~Borrower’s~~Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the ~~Borrower~~Borrowers for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the ~~Borrower is~~Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the ~~Borrower~~Borrowers within three Business Days after all Events of Default have been cured or waived.

(k)
Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the ~~Borrower~~Borrowers (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of ~~the~~a Borrower and (ii) irrevocably ~~waives~~waive any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The ~~Borrower~~Borrowers hereby ~~acknowledges~~acknowledge that the issuance of such Letters of Credit for ~~its~~their Subsidiaries inures to the benefit of the ~~Borrower, and that the Borrower’s business derives~~Borrowers, and that the Borrowers’ businesses derive substantial benefits from the businesses of such Subsidiaries.
Section 2.7
Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon (or 2:00 p.m. solely for Loans requested on such day), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to ~~the~~a Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of ~~the~~such Borrower maintained with the Administrative Agent in New York City and designated by ~~the~~such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.6(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the ~~Borrower~~Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the ~~Borrower~~Borrowers severally agree to pay to the

Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the ~~Borrower~~Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the ~~Borrower~~Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.8
Interest Elections. (a) Each Borrowing initially shall be of the Class and the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, ~~the~~a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. ~~The~~A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section, ~~the~~a Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.3 if ~~the~~a Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of ~~the~~such Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.
(c)
Each Interest Election Request shall specify the following information in compliance with Section 2.2:
(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or, in the case of a Revolving Borrowing, an RFR Borrowing; and
(iv)
if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)
If ~~the~~a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the applicable Required Facility Lenders, so notifies ~~the~~such Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under such Facility may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (A) each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing shall be converted to an ABR Borrowing immediately.
Section 2.9
Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date. Unless previously terminated, the Unfunded Term Loan Commitments shall terminate on the Term Loan Commitment Expiry Date.
(b)
The ~~Borrower~~Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the ~~Borrower~~Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment. The ~~Borrower~~Borrowers may at any time terminate, or from time to time reduce, the Unfunded Term Loan Commitments; provided that each reduction of the Unfunded Term Loan Commitments shall be in an integral multiple of $1,000,000 and not less than $5,000,000.
(c)
The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments.
Section 2.10
Repayment of Loans; Evidence of Debt. (a) The ~~Borrower~~Borrowers hereby unconditionally ~~promises~~and jointly and severally promise to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date. The ~~Borrower~~Borrowers hereby unconditionally ~~promises~~and jointly and severally promise to pay to the Administrative Agent for the account of each Term Loan Lender, the unpaid principal amount of each Term Loan on the Term Loan Maturity Date.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the ~~Borrower~~Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the ~~Borrower~~Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)
The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the ~~Borrower~~Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the ~~Borrower~~Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form.
Section 2.11
Prepayment of Loans. (a) The ~~Borrower~~Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section.
(b)
If at any time the Total Revolving Credit Exposure exceeds the total Revolving Commitments (a “Revolving Borrowing Exceedance”), then the ~~Borrower~~Borrowers shall within five (5) Business Days after receipt of notice from the Administrative Agent of such occurrence, repay Revolving Loans in the amount of such Revolving Borrowing Exceedance to the Administrative Agent for the respective accounts of the Revolving Lenders, as applicable, for application to the Revolving Loans as provided in Section 2.11(c). Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.16.
(c)
The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing or RFR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial voluntary prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.
Section 2.12
Fees.

(a)
From the Effective Date until (but excluding) the earlier of the Debt Rating Pricing Election Date and the last day of the Revolving Availability Period, the ~~Borrower agrees~~Borrowers jointly and severally agree to pay to the Administrative Agent, for the pro rata account of each Revolving Lender, a commitment fee, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate).
(b)
From and after the Debt Rating Pricing Election Date, the ~~Borrower agrees~~Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of each Revolving Lender, a facility fee, which shall accrue at the Facility Fee Rate (as set forth in the definition of Applicable Rate) on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Debt Rating Pricing Election Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate).
(c)
The ~~Borrower agrees~~Borrowers jointly and severally agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.125% per annum on the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)
From the Effective Date until (but excluding) the Term Loan Commitment Expiry Date, the ~~Borrower agrees~~Borrowers jointly and severally agree to pay to the Administrative Agent, for the pro rata account of each Term Loan Lender, a ticking fee, computed at the rate of 0.20% per annum on the average daily amount of the Unfunded Term Loan Commitment of such Term Loan Lender during the period for which payment is made. Such ticking fees incurred through and including the last day of each March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the Term Loan Commitment Expiry Date, commencing on the first such date to occur after the Effective Date. All ticking fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(e)
The ~~Borrower agrees~~Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the ~~Borrower~~Borrowers and the Administrative Agent.
(f)
All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees, facility fees, ticking fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.13
Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)
The Loans comprising each Term Benchmark Borrowing shall bear interest, at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)
Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Effective SOFR plus the Applicable Rate.
(d)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the ~~Borrower~~Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)
Interest computed by reference to the Term SOFR Rate, the Daily Effective SOFR and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Effective SOFR or Daily Effective SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14
Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Effective SOFR; or
(ii)
the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Effective SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) ~~the~~a Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.8 or a new Borrowing Request in accordance with the terms of Section 2.3, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as such Borrowing is a Revolving Borrowing and the Adjusted Daily Effective SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if such Borrowing is a Term Loan Borrowing or the Adjusted Daily Effective SOFR (if a Revolving Borrowing) also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the ~~Borrower’s~~Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) ~~the~~a Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.8 or a new Borrowing Request in accordance with the terms of Section 2.3, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as such Borrowing is a Revolving Borrowing and the Adjusted Daily Effective SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if such Borrowing is a Term Loan Borrowing or the Adjusted Daily Effective SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)
Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Upon the ~~Borrower’s~~Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~the~~a Borrower may revoke any request for (i) a

Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, ~~the~~such Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as such Borrowing is a Revolving Borrowing and the Adjusted Daily Effective SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if such Borrowing is a Term Loan Borrowing or the Adjusted Daily Effective SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the ~~Borrower’s~~Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as such Borrowing is a Revolving Borrowing and the Adjusted Daily Effective SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if such Borrowing is a Term Loan Borrowing or the Adjusted Daily Effective SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
Section 2.15
Increased Costs. (a) If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;
(ii)
impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the ~~Borrower~~Borrowers will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)
If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such

Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the ~~Borrower~~Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The ~~Borrower~~Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding the foregoing, no Lender shall submit a claim for compensation under paragraph (a) or (b) of this Section unless the making of such claim is consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims (provided that in no event shall any Lender be obligated to provide details of such similar circumstances, borrowers or credit agreements or any confidential or proprietary information or practices).
(d)
Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the ~~Borrower~~Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16
Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the ~~Borrower~~Borrowers shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount but shall not require such Lender to disclose any confidential or proprietary information), compensate each Lender for the loss, cost and expense (excluding loss of profit) attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.16(a) if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements (provided that in no event shall any Lender be obligated to provide details of such similar circumstances, borrowers or credit agreements or any confidential or proprietary information or practices). The ~~Borrower~~Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)
With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the ~~Borrower~~Borrowers shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount but shall not require such Lender to disclose any confidential or proprietary information), compensate each Lender for the loss, cost and expense (excluding loss of profit) attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.16(b) if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements (provided that in no event shall any Lender be obligated to provide details of such similar circumstances, borrowers or credit agreements or any confidential or proprietary information or practices). The ~~Borrower~~Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17
Withholding of Taxes; Gross-Up.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by the ~~Borrower~~Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)
Indemnification by the ~~Borrower~~Borrowers. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower

Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)
Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that ~~the~~a Borrower is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of ~~the~~a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)
to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such

Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the ~~Borrower~~Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)
Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
Section 2.18
Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The ~~Borrower~~Borrowers shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the

Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to Issuing Banks as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)
At any time that payments are not required to be applied in the manner required by Section 7.3, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other applicable Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class and participations in LC Disbursements of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the ~~Borrower~~Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to ~~the~~any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). ~~The~~Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against ~~the~~such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of ~~the~~such Borrower in the amount of such participation.
(d)
Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the ~~Borrower~~Borrowers to the Administrative Agent pursuant to Section 2.11(b)), notice from the ~~Borrower~~Borrowers that the ~~Borrower~~Borrowers will not make such payment or prepayment, the Administrative Agent may assume that the ~~Borrower has~~Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the ~~Borrower has~~Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing

Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
Section 2.19
Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the ~~Borrower is~~Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The ~~Borrower~~Borrowers hereby ~~agrees~~jointly and severally agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
If any Lender requests compensation under Section 2.15, or if the ~~Borrower is~~Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the ~~Borrower~~Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) (such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the ~~Borrower~~Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the ~~Borrower~~Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the ~~Borrower~~Borrowers, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.20
Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(b), fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a), and/or fees shall cease to accrue on the unfunded portion of the Term Loan Commitment of such Defaulting Lender pursuant to Section 2.12(d);
(b)
any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.3 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the ~~Borrower~~Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the ~~Borrower~~Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the ~~Borrower’s~~Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)
the Revolving Commitment, Revolving Credit Exposure, Term Loan Commitment and Term Loan Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.2); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(d)
if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)
all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages but only to the extent that such reallocation does not, as to any such non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the ~~Borrower~~Borrowers shall within three Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks only the ~~Borrower’s~~Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.6(j) for so long as such LC Exposure is outstanding;
(iii)
if the ~~Borrower~~Borrowers cash ~~collateralizes~~collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the ~~Borrower~~Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)
if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a), Section 2.12(b) and Section 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and
(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)
so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the ~~Borrower~~Borrowers in accordance with Section 2.20(d) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Issuing Banks shall have entered into arrangements with the ~~Borrower~~Borrowers or such Lender, satisfactory to such Issuing Bank, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower Representative, and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

Section 2.21
Extension of Maturity Dates.
(a)
The Borrower Representative shall have two (2) options (which shall be binding on the Revolving Lenders), exercisable by written notice to the Administrative Agent (which shall promptly notify each of the Revolving Lenders) given no more than 120 days nor less than 30 days prior to the then Revolving Maturity Date (the date of such written notice, the “Revolving Notice Date”), to extend the Revolving Maturity Date to a date that is twelve (12) months following the Revolving Maturity Date in effect immediately prior to giving effect to each such extension. Upon delivery of such notice, the Revolving Maturity Date shall be so extended so long as the following conditions are satisfied for each extension: (i) no Default or Event of Default has occurred and is continuing as of the Revolving Notice Date; (ii) the representations and warranties made or deemed made by the ~~Borrower~~Borrowers in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the Revolving Notice Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); (iii) the ~~Borrower~~Borrowers shall have paid an extension fee equal to 0.125% of the aggregate outstanding amount of the Revolving Commitments (to the Administrative Agent for the ratable benefit of the Revolving Lenders) for each extension, determined and payable as of the commencement of the applicable extension period; (iv) Guarantors provide Administrative Agent with an acknowledgment and reaffirmation, in form and substance reasonably acceptable to Administrative Agent (which such acknowledgment and reaffirmation may be part of the notice of extension); and (v) the ~~Borrower~~Borrowers shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent that have been invoiced at least two (2) Business Days prior to the commencement of the applicable extension period.
(b)
The Borrower Representative shall have two (2) options (which shall be binding on the Term Loan Lenders), exercisable by written notice to the Administrative Agent (which shall promptly notify each of the Term Loan Lenders) given no more than 120 days nor less than 30 days prior to the then Term Loan Maturity Date (the date of such written notice, the “Term Loan Notice Date”), to extend the Term Loan Maturity Date to a date that is twelve (12) months following the Term Loan Maturity Date in effect immediately prior to giving effect to each such extension. Upon delivery of such notice, the Term Loan Maturity Date shall be so extended so long as the following conditions are satisfied for each extension: (i) no Default or Event of Default has occurred and is continuing as of the Term Loan Notice Date; (ii) the representations and warranties made or deemed made by the ~~Borrower~~Borrowers in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the Term Loan Notice Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); (iii) the ~~Borrower~~Borrowers shall have paid an extension fee equal to 0.125% of the aggregate outstanding principal amount of the Term Loans (to the Administrative Agent for the ratable benefit of the Term Loan Lenders) for each extension, determined and payable as of the commencement of the applicable extension period; (iv) Guarantors provide Administrative Agent with an acknowledgment and reaffirmation, in form and substance reasonably acceptable to Administrative Agent (which such acknowledgment and reaffirmation may be part of the notice of extension); and (v) the ~~Borrower~~Borrowers shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent that have been invoiced at least two (2) Business Days prior to the commencement of the applicable extension period.
Section 2.22
Joint and Several Liability.

(a)
Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each of each Borrower to accept joint and several liability for the obligations of each of them.
(b)
Each Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co debtor, joint and several liability with each other Borrower with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)
If and to the extent that any Borrower shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the each other Borrower will make such payment with respect to, or perform, such obligation.
(d)
The obligations of each Borrower under the provisions of this Section 2.22 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)
Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement) or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice of any action at any time taken or omitted by the Lenders under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.22, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.22, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 2.22 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.22 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.
(f)
The provisions of this Section 2.22 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.22 shall remain in effect until all of the Obligations hereunder shall have been paid in full and all Commitments shall have terminated. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.22 will forthwith be reinstated and in effect as though such payment had not been made.
(g)
Notwithstanding any provision to the contrary contained herein or in any other Loan Document, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law or any similar debtor relief laws of the United States or other applicable jurisdiction.
(h)
Each Borrower hereby agree as among themselves that, in connection with payments made hereunder, each such Person shall have a right of contribution from each other Borrower in accordance with applicable laws. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and all Commitments shall have terminated, and no Borrower shall exercise any such contribution rights until the Obligations have been paid in full and all Commitments shall have terminated.
Section 2.23
The Borrower Representative.
(a)
Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Section 2.23. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 2.23.
(b)
Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
(c)
Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
(d)
Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative, which must be the other Borrower. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

(e)
Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, notices, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, any amendments to the Loan Documents, the Borrowing Requests, Interest Election Requests notices under Section 2, and Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
Article 3.

Representations and Warranties

The ~~Borrower represents and warrants~~Borrowers represent and warrant to the Lenders that:

Section 3.1
Organization; Powers. Each of the REIT, the ~~Borrower~~Company and their Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted, except for the failure to be in good standing of any Subsidiary of the ~~Borrower~~Company that is not a Loan Party, where such failure could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect and (b) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 3.2
Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, limited partnership, limited liability company, or other organizational powers and have been duly authorized by all necessary corporate, limited partnership, limited liability company, or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.3
Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the REIT, the ~~Borrower~~Company or any of their Subsidiaries or any order of any Governmental Authority, in each case to the extent such violation of applicable law or regulation or such violation of the charter, by-laws or other organizational documents of a Subsidiary could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the ~~Borrower~~Company or any of their Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the ~~Borrower~~Company or any of its Subsidiaries, in each case to the extent that such violation or default could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the REIT, the ~~Borrower~~Company or any of their Subsidiaries.
Section 3.4
Financial Condition; No Material Adverse Change. (a) The ~~Borrower has~~Borrowers have heretofore furnished to the Lenders the REIT’s unaudited pro forma consolidated balance sheet as of June 30, 2024 and unaudited pro forma statement of operations as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2024, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the REIT and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.
(b)
Since June 30, 2024, no event, development, change or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 3.5
Properties. (a) Each of the ~~Borrower~~Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Properties included as an Unencumbered Pool Asset for purposes of this Agreement satisfies the requirements for an Unencumbered Pool Asset set forth in the definition thereof. Each of the Properties included as an Eligible Asset for purposes of this Agreement satisfies the requirements for an Eligible Asset set forth in the definition thereof. As of the Effective Date, Schedule 3.5 sets forth a list of each Unencumbered Pool Asset and whether such Unencumbered Pool Asset an Eligible Asset, a Development Asset, Unimproved Land and/or is subject to a Ground Lease.
(b)
Each of the REIT, the ~~Borrower~~Company and their Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the REIT, the ~~Borrower~~Company and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.6
Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the ~~Borrower~~Borrowers, threatened against or affecting the REIT, the ~~Borrower~~Company or any of their Subsidiaries (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)
Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the REIT, the ~~Borrower~~Company or any of their Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
Section 3.7
Compliance with Laws and Agreements. Each of the REIT, the ~~Borrower~~Company and their Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
Section 3.8
Investment Company Status. None of the REIT, the ~~Borrower~~Company or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.9
Taxes. Each of the REIT, the ~~Borrower~~Company and their Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the REIT, the ~~Borrower~~Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10
ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.
Section 3.11
Disclosure. (a) None of the reports, financial statements, certificates or other written information furnished by or on behalf of the REIT, the ~~Borrower~~Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and other forward-looking statements, the ~~Borrower represents~~Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that projections as to future events and forward-looking statements are not viewed as facts and that actual results may vary materially from the projections or forward-looking statements and such variances may be material).
(b)
As of the Effective Date, to the knowledge of the ~~Borrower~~Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 3.12
Anti-Corruption Laws and Sanctions. The ~~Borrower has~~Borrowers have implemented and ~~maintains~~maintain in effect policies and procedures reasonably designed to ensure compliance by the REIT, the ~~Borrower~~Company, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the REIT, the ~~Borrower~~Company, their Subsidiaries and their respective officers and directors and to the knowledge of the ~~Borrower~~Borrowers its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the REIT, the ~~Borrower~~Company, any Subsidiary, any of their respective directors or officers, or (b) to the knowledge of the ~~Borrower~~Borrowers, any agent or employee of the REIT, the ~~Borrower~~Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
Section 3.13
Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.14
Plan Assets; Prohibited Transactions. None of the REIT, the ~~Borrower~~Company or any of their Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 3.15
Margin Regulations. None of the Loan Parties engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of ~~the~~a Borrower only or of the ~~Borrower~~Company and its Subsidiaries on a consolidated basis) will be Margin Stock.
Section 3.16
Solvency. The REIT, the ~~Borrower~~Company and their Subsidiaries taken as a whole are Solvent.
Section 3.17
Subsidiaries. As of the Effective Date, (a) Schedule 3.17 sets forth the name and jurisdiction of incorporation of each Subsidiary of the ~~Borrower~~Company and (b) except as disclosed on Schedule 3.17, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned by the ~~Borrower~~Company or any Subsidiary in any Subsidiary.
Section 3.18
REIT Status. The REIT will elect to be treated as a Real Estate Investment Trust for the year ended December 31, 2024 on or before October 15, 2025, and is organized and will operate in a manner to qualify as a Real Estate Investment Trust.
Section 3.19
Insurance. The REIT, the ~~Borrower~~Company and their Subsidiaries maintain (either directly or indirectly by causing its tenants to maintain) insurance on their material real estate assets with financially sound and reputable insurance companies (or through self-insurance provisions), in such amounts, with such deductibles and covering such properties and risks as is prudent in the reasonable business judgment of the ~~Borrower~~Borrowers.
Article 4.

Conditions
Section 4.1
Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):
(a)
The Administrative Agent (or its counsel) shall have received from each party hereto or thereto a counterpart of this Agreement and each other Loan Document (in form and substance reasonably satisfactory to the Administrative Agent) signed on behalf of such party (which, subject to Section 9.6(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).
(b)
The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders party hereto and dated the Effective Date) of each of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Loan Parties, and Venable LLP, special Maryland counsel to the REIT, in each case in form and substance reasonably satisfactory to the

Administrative Agent and covering such matters relating to the Loan Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c)
The Administrative Agent shall have received the following items from the Borrower (in form and substance reasonably satisfactory to the Administrative Agent):
(i)
Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;
(ii)
Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;
(iii)
Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;
(iv)
Copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions authorizing the Transactions, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the other Loan Parties;
(v)
The most recent annual audited and quarterly unaudited financial statements of the REIT and its subsidiaries;
(vi)
UCC financing statement, judgment, and tax lien searches with respect to each Loan Party from its state of organization;
(vii)
A Borrower administrative questionnaire in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and signed by an officer of the Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; and
(viii)
A compliance certificate substantially in the form of Exhibit D, executed by a Financial Officer of the Borrower, demonstrating compliance with the financial covenants set forth in Section 6.11 on a pro forma basis as of the Effective Date based on the financial statements for the fiscal quarter ended June 30, 2024 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom).
(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2.

(e)
The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(f)
(i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(g)
The Administrative Agent shall have received satisfactory evidence that substantially simultaneous with the Effective Date, the REIT shall have completed the issuance of its common Equity Interests in an underwritten primary public offering pursuant to an effective registration statement filed with the SEC resulting in minimum net cash proceeds of at least $225,000,000 and the listing of such common Equity Interests on a nationally-recognized stock exchange in the United States.
(h)
The Administrative Agent shall have received satisfactory evidence that substantially simultaneous with the Effective Date, (i) the Borrower shall have repaid in full its outstanding indebtedness under and terminated its secured revolving credit facility dated March 8, 2021 with CIBC Bank USA, and all Liens granted thereunder shall have been released and (ii) NADG NNN 50/50 LP shall have repaid in full its outstanding indebtedness under and terminated its $17.0 million loan and security facility, dated as of March 31, 2022 with CIBC Bank USA, as Administrative Agent, and the other parties thereto, as amended from time to time, and all Liens granted thereunder shall have been released.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on November 30, 2024 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.2
Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)
The representations and warranties of the ~~Borrower~~Borrowers set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of such earlier date).

(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the ~~Borrower~~Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Article 5.

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the ~~Borrower covenants and agrees~~Borrowers covenant and agree with the Lenders that:

Section 5.1
Financial Statements; Ratings Change and Other Information. The ~~Borrower~~Borrowers will furnish to the Administrative Agent:
(a)
within 90 days after the end of each fiscal year of the REIT (commencing with the fiscal year ended December 31, 2024), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the REIT and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the REIT (commencing with the fiscal quarter ended March 31, 2025), its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods (or, in the case of the balance sheet, as of the end of) of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the REIT and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)
concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate of a Financial Officer of the REIT in the form attached hereto as Exhibit D (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, together with any updates to Schedules 3.5 and 3.17, and financial reporting to support the financial covenant calculations and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 that affects the ~~Borrower~~Borrowers and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)
[reserved];

(e)
within ninety (90) days after the end of each fiscal year of the REIT, one-year projected consolidated balance sheet, income statement, statements of cash flows and sources and uses and covenant compliance projections of the REIT and its Subsidiaries commencing from the end of such fiscal year;
(f)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the REIT or any of its Subsidiaries with the SEC or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;
(g)
promptly after receipt thereof by the REIT or any of its Subsidiaries, copies of each notice received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the REIT or any Subsidiary thereof;
(h)
promptly following any request therefor by the Administrative Agent or any Lender (through the Administrative Agent), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the REIT by independent accountants in connection with the accounts or books of the REIT or any of its Subsidiaries;
(i)
promptly after any Rating Agency shall have announced a change or cessation in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and
(j)
promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the REIT, the ~~Borrower~~Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided that in no event shall the ~~Borrower~~Borrowers be required to disclose information (i) that constitutes proprietary information, (ii) to the extent that such disclosure is prohibited by applicable law, (iii) with respect to which the ~~Borrower~~Company or any of its Subsidiaries owes confidentiality obligations so long as (A) such obligations were not entered into in contemplation of this Agreement or any of the other Transactions and (B) such obligations are owed by it to a third party, or (iv) that is subject to attorney-client or similar privilege or constitutes attorney work product; and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.1(a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the ~~Borrower’s~~Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that the ~~Borrower~~Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the ~~Borrower~~Borrowers, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

Section 5.2
Notices of Material Events. The ~~Borrower~~Borrowers will furnish to the Administrative Agent prompt written notice of the following, in the case of clauses (b) through (g) below upon a Responsible Officer becoming aware of the same:
(a)
the occurrence of any Default;
(b)
the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(d)
written notice of any action against the REIT, the ~~Borrower~~Company or any Subsidiary alleging liability under or noncompliance with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(e)
any material change in accounting or financial reporting practices by the REIT, the ~~Borrower~~Company or any Subsidiary;
(f)
any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(g)
any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.2 of Frontview Operating Partnership Credit Agreement dated September 6, 2024” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the ~~Borrower~~Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3
Existence; Conduct of Business. The ~~Borrower~~Borrowers will, and will cause the REIT and each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except in cases (other than the maintenance of the legal existence of any Loan Party) where failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3. The ~~Borrower~~Borrowers shall cause the REIT to maintain its Real Estate Investment Trust status under the Code. The ~~Borrower~~Borrowers shall cause the common Equity Interests of the REIT to at all times be listed for trading on the New York Stock Exchange or another nationally-recognized stock exchange. The ~~Borrower~~Borrowers shall cause the REIT to own substantially all of its properties and assets and conduct substantially all of its business activities through the ~~Borrower~~Company and its Subsidiaries.

Section 5.4
Payment of Obligations. The ~~Borrower~~Borrowers will, and will cause the REIT and each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the REIT, the ~~Borrower~~Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.5
Maintenance of Properties; Insurance. The ~~Borrower~~Borrowers will, and will cause the REIT and each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition in all material respects, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies (or through self-insurance provisions), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 5.6
Books and Records; Inspection Rights. The ~~Borrower~~Borrowers will, and will cause the REIT and each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all material dealings and transactions in relation to its business and activities. The ~~Borrower~~Borrowers will, and will cause the REIT and each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (which shall make such request through, coordinate any such visit with, the Administrative Agent), upon at least 3 Business Days’ notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (provided that the ~~Borrower~~Company or its representatives shall be afforded the opportunity to participate in any discussions with its executive officers and independent accountants), all during normal business hours, and as often as reasonably requested, in each case, at the cost and expense of the ~~Borrower~~Borrowers; provided that, in the absence of an Event of Default that is continuing, not more than one visit and inspection per calendar year shall be at the cost and expense of the ~~Borrower~~Borrowers.
Section 5.7
Compliance with Laws. The ~~Borrower~~Borrowers will, and will cause the REIT and each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The ~~Borrower~~Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the REIT, the ~~Borrower~~Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.8
Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans will be used only for repayment of existing Indebtedness and general corporate purposes of the ~~Borrower and its~~Borrowers and their Subsidiaries. The proceeds of the Term Loans will be used only for first repayment of existing Indebtedness consisting of asset backed securities until such Indebtedness is paid in full and then for general corporate purposes of the ~~Borrower and its~~Borrowers and their Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. Letters of Credit will be issued only to support general corporate purposes of the ~~Borrower and its~~Borrowers and their Subsidiaries. The ~~Borrower~~Borrowers will not request any Borrowing or Letter of Credit, and the ~~Borrower~~Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.9
Accuracy of Information. The ~~Borrower~~Borrowers will ensure that any written information, including financial statements or other documents, but excluding projections, other forward-looking information and information of a general economic or industry specific nature, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, and the furnishing of such information shall be deemed to be a representation and warranty by the ~~Borrower~~Borrowers on the date thereof as to the matters specified in this Section 5.9; provided that, with respect to projected financial information, the ~~Borrower~~Borrowers will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time they were made (it being understood that projections by their nature are (i) not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, many of which are beyond the ~~Borrower’s~~Borrowers’ control and (ii) no assurance can be given that any particular financial projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material).
Section 5.10
Notices of Asset Sales, Encumbrances or Dispositions. The ~~Borrower~~Borrowers shall deliver to the Administrative Agent written notice not less than ten (10) Business Days after (x) an encumbrance with a Lien on any Unencumbered Pool Asset to secure Indebtedness in excess of $25,000,000 or (y) the sale or other transfer of any Unencumbered Pool Asset or any other Property, in each case for consideration in excess of $50,000,000. In addition, simultaneously with delivery of any such notice, the ~~Borrower~~Borrowers shall deliver to the Administrative Agent a certificate of a Responsible Officer of the ~~Borrower~~Company certifying that both at the time of and immediately after giving effect to any such encumbrance, sale or transfer, no Default or Event of Default has occurred and is continuing.

If such proposed transaction is permitted hereunder, upon request of the Borrower Representative, the Administrative Agent shall, at the ~~Borrower’s~~Borrowers’ expense, take all such action reasonably requested by the Borrower Representative to release the guarantee obligations under the Subsidiary Guaranty of any Subsidiary that owns or ground-leases the Property being sold, encumbered or transferred.

Section 5.11
Additional Guarantors; Additional Unencumbered Pool Asset; Further Assurances.
(a)
Additional Guarantors. If any new Material Subsidiary is created or acquired after the Effective Date, within the time period required by Section 5.11(c) below, the ~~Borrower~~Borrowers shall cause such new Material Subsidiary (A) to become a party to the Subsidiary Guaranty and (B) to deliver to the Administrative Agent such items with respect to such new Material Subsidiary (in any event no more onerous than the items that were delivered by each Subsidiary Guarantor on or prior to the Effective Date pursuant to Section 4.1) as the Administrative Agent may reasonably request.
(b)
Additional Unencumbered Pool Assets. Upon the addition of any new Property as an Unencumbered Pool Asset after the Effective Date, within the time period required by Section 5.11(c) below, the ~~Borrower~~Borrowers shall deliver to the Administrative Agent a certificate of a Responsible Officer of the ~~Borrower~~Company certifying that such Property satisfies the eligibility criteria set forth in the definition of “Unencumbered Pool Asset” and “Eligible Asset” (if applicable).

(c)
Time Period. The ~~Borrower~~Borrowers shall deliver the items described in and required by clauses (a) and (b) above on or before the fifteenth (15th) day of the month following the month in which such Subsidiary Guarantor or Unencumbered Pool Asset was created, acquired or added (or such later date to which the Administrative Agent may agree). Thereafter, the ~~Borrower~~Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out the Transactions.
Section 5.12
Releases of Guaranties.
(a)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.2) to take any action requested by the Borrower Representative having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction permitted by any Loan Document or that has been consented to in accordance with Section 9.2 or (ii) under the circumstances described in paragraph (b) below.
(b)
At such time as the Loans and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantors shall be released from their obligations under the Guaranties (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person.
Article 6.

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the ~~Borrower covenants and agrees~~Borrowers covenant and agree with the Lenders that:

Section 6.1
Indebtedness. The ~~Borrower~~Borrowers will not, and will not permit the REIT or any Subsidiary to, create, incur, assume or permit to exist any Indebtedness that will cause a breach of the financial covenants set forth in Section 6.11.
Section 6.2
Liens. The ~~Borrower~~Borrowers will not, and will not permit the REIT or any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)
Permitted Encumbrances;
(b)
Liens securing Secured Indebtedness, the incurrence of which will not cause a breach of the financial covenants set forth in Section 6.11;
(c)
other Liens on a property which is not an Unencumbered Pool Asset, so long as such Liens would not constitute or result in a Default or an Event of Default under this Agreement; and
(d)
other Liens in existence on the Effective Date that do not affect the Unencumbered Pool Assets and are listed on Schedule 6.2.

Notwithstanding the foregoing provisions of this Section 6.2, the failure of any Unencumbered Pool Asset to comply with the requirements set forth in the definition of “Unencumbered Pool Asset” or “Eligible Asset” shall result in such Unencumbered Pool Asset’s no longer qualifying as an Unencumbered Pool Asset under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such non-qualification otherwise constitutes or results in a Default or Event of Default.

Section 6.3
Fundamental Changes; Changes in Business; Asset Sales.
(a)
The ~~Borrower~~Borrowers will not, and will not permit the REIT or any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (including all or substantially all of the Equity Interests in any of its Subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (and subject to compliance with Section 5.11(a) as applicable) (i) any Person may merge into the REIT or the ~~Borrower~~Company in a transaction in which the REIT or the ~~Borrower~~Company is the surviving entity, (ii) any Person (other than the REIT or the ~~Borrower~~Company) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that if the merging entity is a Subsidiary Guarantor or the Subsidiary OP or a Co-Borrower, then the surviving entity shall be a Subsidiary Guarantor or the Subsidiary OP or such Co-Borrower, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to ~~the~~a Borrower or to another Subsidiary; provided that if the disposing entity is a Subsidiary Guarantor or the Subsidiary OP or a Co-Borrower, then the acquiring entity shall be ~~the~~a Borrower or a Subsidiary Guarantor or such Co-Borrower, (iv) any Subsidiary (other than the Subsidiary OP or a Co-Borrower) may liquidate or dissolve or merge into, or sell, transfer, lease or otherwise dispose of its assets to another Person and (v) the ~~Borrower~~Company and/or the REIT may sell, transfer or otherwise dispose of the Equity Interests in any of its Subsidiaries (other than the Subsidiary OP or a Co-Borrower) if (x) the ~~Borrower~~Company determines in good faith that such sale, transfer, liquidation, dissolution, merger or disposition is in the best interests of the ~~Borrower~~Borrowers and is not materially disadvantageous to the Lenders and (y) no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto.
(b)
The ~~Borrower~~Borrowers will not, and will not permit the REIT or any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the REIT, the ~~Borrower~~Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c)
The ~~Borrower~~Borrowers will not, and will not permit the REIT or any Subsidiary to, sell, transfer or otherwise dispose of any asset unless (i)(x) such sale, transfer or disposition is of cash and Cash Equivalents in connection with any transaction not otherwise prohibited by the Loan Documents or (y) after giving effect thereto, the ~~Borrower is~~Borrowers are in compliance with the financial covenants set forth in Section 6.11 and no Default or Event of Default exists or would result therefrom and (ii) the ~~Borrower complies~~Borrowers comply with Section 5.10 to the extent applicable.
Section 6.4
Swap Agreements. The ~~Borrower~~Borrowers will not, and will not permit the REIT or any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which ~~the~~a Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the REIT, the ~~Borrower~~Company or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of ~~the~~a Borrower or any Subsidiary and (c) any Permitted Convertible Indebtedness Hedging Agreements entered into in connection with the issuance of Permitted Convertible Indebtedness.

Section 6.5
Restricted Payments. If a Default or an Event of Default has occurred and is continuing, the ~~Borrower~~Company will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the ~~Borrower~~Company may make Restricted Payments payable solely in Equity Interests pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the REIT and its Subsidiaries, and (b) the ~~Borrower~~Company may make Restricted Payments to its partners pursuant to the terms of its limited partnership agreement which result in distributions to the REIT for any fiscal year in an amount equal to the amount reasonably estimated to be required to be distributed by the REIT to its shareholders with respect to such fiscal year in order to maintain Real Estate Investment Trust status of the REIT under Sections 856 through 860 of the Code, and to avoid the payment of federal or state income or excise tax; provided, however, there shall not be any implied requirement that the REIT utilize the dividend deferral options in Section 857(b)(9) or Section 858(a) of the Code, or that the REIT use the partial stock dividend procedure described in Revenue Procedure 2017-45 or any successor procedure. Notwithstanding the foregoing, if a Default or Event of Default specified in Section 7.1(a), Section 7.1(h) or Section 7.1(i) shall exist and be continuing, or if as a result of the occurrence and continuation of any other Event of Default any of the Obligations have been accelerated pursuant to Section 7.2, the ~~Borrower~~Company shall not make any Restricted Payments.
Section 6.6
Transactions with Affiliates. The ~~Borrower~~Borrowers will not, and will not permit the REIT or any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business on terms and conditions not less favorable to the REIT, the ~~Borrower~~Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the ~~Borrower~~Company, the REIT and their respective Subsidiaries not involving any other Affiliate, (c) payment of compensation and benefits arising out of employment and consulting relationships in the ordinary course of business (including, without limitation, conversions of such compensation and benefits to equity under the terms of any long term incentive plan) and (d) any Restricted Payment permitted by Section 6.6.
Section 6.7
Sale and Leaseback. The ~~Borrower~~Borrowers will not, and will not permit the REIT or any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the REIT, the ~~Borrower~~Company or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the REIT, the ~~Borrower~~Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, except to the extent that such sale is otherwise permitted by this Agreement and the obligations under such lease, if required to be treated as Indebtedness, would not result in the occurrence of a Default or an Event of Default.
Section 6.8
Changes in Fiscal Periods. Unless required by law, regulation or order of Governmental Authority, the ~~Borrower~~Borrowers will not (i) permit the fiscal years of the REIT, and the ~~Borrower~~Company and its Subsidiaries to end on a day other than December 31 or (ii) change the REIT’s, the ~~Borrower’s~~Company’s or its Subsidiaries’ method of determining fiscal quarters; provided that if such change is required by such law, regulation or order, the Borrower Representative shall give the Administrative Agent prior written notice of such change.
Section 6.9
Payments and Modifications of Subordinate Debt. The ~~Borrower~~Borrowers will not, and will not permit the REIT or any Subsidiary to, make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on any Indebtedness which is contractually subordinated to the Obligations if such action would violate the subordination terms applicable to such Indebtedness.

Section 6.10
Restrictive Agreements. The ~~Borrower~~Borrowers will not, and will not permit the REIT or any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the REIT, the ~~Borrower~~Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the ~~Borrower~~Company or any other Subsidiary or to Guarantee Indebtedness of the ~~Borrower~~Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vi) clause of the foregoing shall not apply to those restrictions contained in (x) any Loan Document, or (y) any other agreement (A) evidencing Indebtedness that is not Secured Indebtedness which the REIT, the ~~Borrower~~Company, or any Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (B) containing encumbrances and restrictions imposed in connection with such Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in this Agreement.
Section 6.11
Financial Covenants.
(a)
Ratio of Total Indebtedness to Total Asset Value. The ~~Borrower~~Borrowers shall not permit the ratio of (i) Total Indebtedness of the REIT and its Subsidiaries to (ii) Total Asset Value (the “Total Leverage Ratio”) to exceed 60% as of the last day of any fiscal quarter (commencing with the first fiscal quarter ending after the Effective Date). Notwithstanding the foregoing, the ~~Borrower~~Borrowers shall have the option, exercisable two times during the term of this Agreement, to elect that the Total Leverage Ratio may exceed 60% for any fiscal quarter in which the ~~Borrower~~Company or one of its Subsidiaries completes a Material Acquisition and the immediately subsequent three fiscal quarters so long as (1) the Borrower Representative has delivered a written notice to the Administrative Agent that the ~~Borrower is~~Borrowers are exercising ~~its~~their option under this subsection (a) and (2) such ratio does not exceed 65% at the end of the fiscal quarter for which such election has been made and the immediately subsequent three fiscal quarters, provided such ratio does not exceed 60% thereafter.
(b)
Ratio of Adjusted EBITDA to Fixed Charges. The ~~Borrower~~Borrowers shall not permit the ratio of (i) Adjusted EBITDA of the REIT and its Subsidiaries for any fiscal quarter (commencing with the first fiscal quarter ending after the Effective Date) to (ii) Fixed Charges of the REIT and its Subsidiaries for such fiscal quarter to be less than 1.50:1.00 as of the last day of such fiscal quarter.
(c)
Ratio of Secured Indebtedness to Total Asset Value. The ~~Borrower~~Borrowers shall not permit the ratio of (i) Secured Indebtedness of the REIT and its Subsidiaries to (ii) Total Asset Value (the “Secured Leverage Ratio”) to exceed 40% at any time after the Effective Date.
(d)
Ratio of Unencumbered NOI to Unsecured Interest Expense. The ~~Borrower~~Borrowers shall not permit the ratio of (i) Unencumbered NOI for any fiscal quarter (commencing with the first fiscal quarter ending after the Effective Date) to (ii) Unsecured Interest Expense of the REIT and its Subsidiaries for such fiscal quarter to be less than 1.75:1.00 as of the last day of such fiscal quarter.

(e)
Ratio of Unsecured Indebtedness to Unencumbered Asset Value. The ~~Borrower~~Borrowers shall not permit the ratio of (i) Unsecured Indebtedness of the REIT and its Subsidiaries to (ii) Unencumbered Asset Value (the “Unsecured Leverage Ratio”) to exceed 60% as of the last day of any fiscal quarter (commencing with the first fiscal quarter ending after the Effective Date). Notwithstanding the foregoing, the ~~Borrower~~Borrowers shall have the option, exercisable two times during the term of this Agreement, to elect that the Unsecured Leverage Ratio may exceed 60% for any fiscal quarter in which the ~~Borrower~~Company or one of its Subsidiaries completes a Material Acquisition and the immediately subsequent three fiscal quarters so long as (1) the Borrower Representative has delivered a written notice to the Administrative Agent that the ~~Borrower is~~Borrowers are exercising ~~its~~their option under this subsection (e) and (2) such ratio does not exceed 65% at the end of the fiscal quarter for which such election has been made and the immediately subsequent three fiscal quarters, provided such ratio does not exceed 60% thereafter.
(f)
Tangible Net Worth. The ~~Borrower~~Borrowers shall not permit Tangible Net Worth to be less than the sum of (i) 75% of the Tangible Net Worth amount on the Effective Date (after giving effect to the public offering described in Section 4.1(g)), which amount shall be set forth in the compliance certificate described in Section 4.1(c)(viii), plus (ii) 70% of net cash proceeds from issuances of Equity Interests by the REIT, the ~~Borrower~~Company and their Subsidiaries to third parties after the Effective Date.
Article 7.

Events of Default
Section 7.1
Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)
the ~~Borrower~~Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
the ~~Borrower~~Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)
any representation or warranty made or deemed made by or on behalf of the REIT, the ~~Borrower~~Company or any Subsidiary in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)
the ~~Borrower~~Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2(a), 5.3 (with respect to the REIT’s or ~~the~~a Borrower’s existence) or 5.8 or in Article 6;
(e)
the REIT, the ~~Borrower~~Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender);
(f)
the REIT, the ~~Borrower~~Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)
any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and provided, further, that the conversion of Permitted Convertible Indebtedness by the holders or beneficial owners thereof shall not constitute a default, event or condition described in this clause (g), regardless of the settlement method applicable to any such conversion;
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the REIT, ~~the~~a Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the REIT, ~~the~~a Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)
the REIT, ~~the~~a Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the REIT, ~~the~~a Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)
the REIT, ~~the~~a Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)
one or more judgments for the payment of money (to the extent covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) in an aggregate amount in excess of $25,000,000 shall be rendered against the REIT, ~~the~~a Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the REIT, ~~the~~a Borrower or any Subsidiary to enforce any such judgment;
(l)
an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the REIT, the ~~Borrower~~Company and their Subsidiaries in an aggregate amount exceeding $25,000,000;

(m)
a Change in Control shall occur; or
(n)
any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document.
Section 7.2
Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to ~~the~~a Borrower described in Sections 7.1(h) or 7.1(i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the ~~Borrower~~Borrowers, take any or all of the following actions, at the same or different times:
(a)
terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(b)
declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the ~~Borrower~~Borrowers accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the ~~Borrower~~Borrowers;
(c)
require that the ~~Borrower~~Borrowers provide cash collateral as required in Section 2.6(j); and
(d)
exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law.

If an Event of Default described in Sections 7.1(h) or 7.1(i) occurs with respect to ~~the~~a Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the ~~Borrower~~Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the ~~Borrower~~Borrowers to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the ~~Borrower~~Borrowers.

Section 7.3
Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower Representative or the Required Lenders:
(a)
all payments received on account of the Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:
(i)
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.3 and amounts pursuant to Section 2.12(e) payable to the Administrative Agent in its capacity as such);

(ii)
second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.3) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)
third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)
fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the ~~Borrower~~Borrowers pursuant to Section 2.6 or 2.20, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.6 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.3;
(v)
fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)
finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the ~~Borrower~~Borrowers or as otherwise required by law; and
(b)
if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Article 8.

The Administrative Agent
Section 8.1
Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan

Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)
As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to ~~the~~any Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)
In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the ~~Borrower~~Borrowers. Without limiting the generality of the foregoing:
(i)
the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(ii)
nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)
The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)
None of any Syndication Agent, any Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the ~~Borrower~~Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.3) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)
The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the ~~Borrower’s~~Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of ~~the~~any Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

Section 8.2
Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)
The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.2 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by ~~the~~a Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by ~~the~~a Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.
(c)
Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.4, (ii) may rely on the Register to the extent set forth in Section 9.4(b), (iii) may consult with legal counsel (including counsel to the ~~Borrower~~Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 8.3
Posting of Communications. (a) The ~~Borrower agrees~~Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the ~~Borrower~~Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the ~~Borrower~~Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)
Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.

Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)
Each of the Lenders, each of the Issuing Banks and each of the ~~Borrower~~Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.4
The Administrative Agent Individually. With respect to its Commitment, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders”, “Required Facility Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders or Required Facility Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, ~~the~~any Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
Section 8.5
Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the ~~Borrower~~Borrowers, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In any case, any such appointment shall be subject to the prior written approval of the ~~Borrower~~Borrowers (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)
Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the

~~Borrower~~Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 8.6
Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the ~~Borrower~~Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the ~~Borrower and its~~Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)
Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)
(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business

Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.6(c) shall be conclusive, absent manifest error.
(ii)
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)
~~The~~Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the ~~Borrower~~Borrowers or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the ~~Borrower~~Borrowers or any other Loan Party for the purpose of making a payment on any Obligations.
(iv)
Each party’s obligations under this Section 8.6(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 8.7
Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the

Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the ~~Borrower~~Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the ~~Borrower~~Borrowers or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)
The Administrative Agent, and each Arranger, Syndication Agent and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the

Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.8
Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that the ~~Borrower~~Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)
Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and ~~the~~each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the ~~Borrower~~Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and ~~the~~each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)
THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ~~BORROWER’S~~BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the ~~Borrower~~Borrowers to the Administrative Agent through an Approved Borrower Portal.

(d)
Each of the Lenders, each of the Issuing Banks and ~~the~~each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)
Nothing herein shall prejudice the right of the ~~Borrower~~Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Article 9.

Miscellaneous
Section 9.1
Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)
if to ~~the~~a Borrower, to it at the address separately provided to the Administrative Agent;
(ii)
if to the Administrative Agent from the ~~Borrower~~Borrowers, to JPMorgan Chase Bank, N.A., at the address separately provided to the ~~Borrower~~Borrowers;
(iii)
if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A., 8181 Communications Pkwy., Bldg B, Floor 06, Plano, TX 75024-0239; Attention: Cody Canafax (Telephone No.: (972) 324-5152; Email: cody.canafax@jpmorgan.com);
(iv)
if to an Issuing Bank, to it at the address separately provided to the ~~Borrower~~Borrowers; and
(v)
if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Notices and other communications to any Loan Party, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the ~~Borrower~~Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
Section 9.2
Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by ~~the~~a Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)
Subject to Section 2.4, Section 2.14(b) and (c) and Section 9.2(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the ~~Borrower~~Borrowers and the Required Lenders or by the ~~Borrower~~Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (except that, for the avoidance of doubt, changes in the definition of Total Leverage Ratio or any component thereof shall only require the consent of the Required Lenders), (iii) except as provided in Section 2.21, postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.9(c) or except as expressly provided in Section 2.4(c)(v), 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(b) or 7.3 without the written consent of each Lender, (vi) except as expressly provided in Section 2.4(c)(v), change any of the provisions of this Section or the definition of “Required Lenders”, “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender or (vii) release the REIT from its obligations under the Parent Guaranty without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing Banks, as the case may be; and provided further that (y) no such agreement shall amend or modify the provisions of Section 2.6 or Section 2.20 without the prior written consent of the Administrative Agent and the Issuing Banks and (z) if such agreement affects the rights or obligations of Lenders of only a specific Facility (and not any other Facility), only the prior written consent of the Required Facility Lenders for such Facility shall be required.
(c)
If the Administrative Agent and the ~~Borrower~~Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the ~~Borrower~~Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. The Administrative Agent shall promptly provide a copy of any such amendment to the Lenders.
Section 9.3
Expenses; Limitation of Liability; Indemnity, Etc.
(a)
Expenses. The ~~Borrower~~Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including and, in the case of legal counsel, limited to, the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent (and, if necessary, one firm of local counsel in each appropriate jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Banks and the Lenders, in connection with the enforcement, collection or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that, notwithstanding anything to the contrary set forth herein, the ~~Borrower~~Borrowers shall not be liable for the reasonable fees and expenses of more than one separate law firm (which shall be selected by the Administrative Agent and reasonably acceptable to the Required Lenders) at any one time for the Administrative Agent and the Lenders as a whole (and, if necessary, one firm of local and specialty counsel in each appropriate jurisdiction and relevant specialty, as applicable, at any one time for the Administrative Agent and the Lenders as a whole); provided, further, that in the case of an actual or perceived conflict of interest, the ~~Borrower~~Borrowers shall also be responsible for the reasonable fees and expenses of additional counsel (and, if applicable, one additional local counsel in each relevant jurisdiction and one additional special counsel in each relevant specialty) to the affected Lenders.
(b)
Limitation of Liability. To the extent permitted by applicable law (i) ~~the~~a Borrower and any Loan Party shall not assert, and ~~the~~each Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.3(b) shall relieve the ~~Borrower~~Borrowers and each other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.3(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)
Indemnity. The ~~Borrower~~Borrowers shall indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by ~~the~~a Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to ~~the~~a Borrower or any of its Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by ~~the~~a Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (A) the gross negligence or willful misconduct of such Indemnitee, (B) a claim brought by ~~the~~a Borrower against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (C) a claim not involving an act or omission of ~~the~~a Borrower or any other Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Arrangers or the Administrative Agent in their capacities as such). Notwithstanding the foregoing, in the case of fees, charges and disbursements of any counsel for any Indemnitee, the ~~Borrower’s~~Borrowers’ indemnity obligations hereunder shall be limited to the fees, charges and disbursements of one counsel to the Indemnitees (other than in connection with a dispute among Indemnitees resulting from claims against the Administrative Agent or an Arranger in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role hereunder or in connection herewith) and, if reasonably necessary, one local counsel for the Indemnitees in each relevant jurisdiction and one special counsel with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel (and, if applicable, one additional local counsel in each relevant jurisdiction and one additional special counsel in each relevant specialty) to the affected Indemnitees. This Section 9.3(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(d)
Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the ~~Borrower~~Borrowers under paragraphs (a), (b) or (c) of this Section 9.3 to the Administrative Agent, each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the ~~Borrower~~Borrowers and without limiting the obligation of the ~~Borrower~~Borrowers to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(e)
Payments. All amounts due under this Section 9.3 shall be payable not later than ten (10) days after written demand therefor.
Section 9.4
Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) ~~the~~a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by ~~the~~a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)
the Borrower Representative; provided that, (x) the Borrower Representative shall be deemed to have consented to an assignment of all or a portion of the Term Loans and Term Loan Commitments unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and (y) the Borrower Representative shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Revolving Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Eligible Assignee;
(B)
the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)
each Issuing Bank; provided that no consent of an Issuing Bank shall be required if (x) an Event of Default occurs with respect to ~~the~~a Borrower under Sections 7.1(h) or 7.1(i)) and (y) such Issuing Bank has no outstanding Letters of Credit at that time; provided further that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the ~~Borrower~~Borrowers, the other Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.4(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d)  ~~the~~a Borrower or any of its Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)
The Administrative Agent, acting for this purpose as a non-fiduciary agent of the ~~Borrower~~Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the ~~Borrower~~Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the ~~Borrower~~Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)
Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.6(d) or (e), 2.7(b), 2.18(d) or 9.3(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)
Any Lender may, without the consent of, or notice to, the ~~Borrower~~Borrowers, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the ~~Borrower~~Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. The ~~Borrower agrees~~Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the ~~Borrower’s~~Borrowers’ request and expense, to use reasonable efforts to cooperate with the ~~Borrower~~Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the ~~Borrower~~Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.5
Survival. All covenants, agreements, representations and warranties made by the ~~Borrower~~Borrowers herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.6
Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)
Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of ~~the~~a Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, ~~the~~each Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the ~~Borrower~~Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of ~~the~~a Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.7
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.8
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of ~~the~~a Borrower against any and all of the obligations of ~~the~~such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of ~~the~~such Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the ~~Borrower~~Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.9
Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.
(b)
Each of the parties hereto hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims (whether in contract, tort, or otherwise and whether at law or in equity) brought against the Administrative Agent, any Lender or any of their Related Parties relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)
Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding (whether in contract, tort, or otherwise and whether at law or in equity) arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against ~~the~~a Borrower, any other Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(d)
Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12
Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that notice of such requirement or order shall be promptly furnished to the ~~Borrower~~Borrowers unless such notice is legally prohibited, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to ~~the~~a Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating ~~the~~a Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the ~~Borrower~~Borrowers or (i) to the extent such Information (ii) becomes publicly available other than as a result of a breach of this Section or (iii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than ~~the~~a Borrower. For the purposes of this Section, “Information” means all information received from ~~the~~a Borrower relating to ~~the~~a Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by ~~the~~a Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from ~~the~~a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.13
Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE ~~BORROWER~~BORROWERS AND  ~~ITS~~THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE ~~BORROWER~~BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE ~~BORROWER~~BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE ~~BORROWER~~BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.14
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 9.15
No Fiduciary Duty, etc. (a) ~~The~~Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the ~~Borrower~~Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, ~~the~~a Borrower or any other person. ~~The~~Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, ~~the~~each Borrower acknowledges and agrees that no Credit Party is advising the ~~Borrower~~Borrowers as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. ~~The~~Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the ~~Borrower~~Borrowers with respect thereto.
(b)
~~The~~Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the ~~Borrower~~Borrowers and other companies with which the ~~Borrower~~Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)
In addition, ~~the~~each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the ~~Borrower~~Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the ~~Borrower~~Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the ~~Borrower~~Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. ~~The~~Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the ~~Borrower~~Borrowers, confidential information obtained from other companies.
Section 9.16
USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the ~~Borrower~~Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the ~~Borrower~~Borrowers, which information includes the name and address of the ~~Borrower~~Borrowers and other information that will allow such Lender to identify the ~~Borrower~~Borrowers in accordance with the Patriot Act.
Section 9.17
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.18
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.19
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the ~~Borrower~~Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the ~~Borrower~~Borrowers in the Agreement Currency, the ~~Borrower agrees~~Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the ~~Borrower~~Borrowers (or to any other Person who may be entitled thereto under Applicable law).